                       COLLABORATIVE RESEARCH DEVELOPMENT
                             AND LICENSE AGREEMENT

                                  BY AND AMONG

                          ACADIA PHARMACEUTICALS INC.,
                          VISION PHARMACEUTICALS L.P.

                                      AND

                                 ALLERGAN, INC.

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                                                  TABLE OF CONTENTS

                                                                                                              PAGE
1.       DEFINITIONS.............................................................................................1
2.       COLLABORATION SCOPE AND GOVERNANCE......................................................................9
         2.1      Scope Of The Collaboration.....................................................................9
         2.2      Research Management Committee..................................................................9
         2.3      Research Management Committee Functions And Powers............................................10
         2.4      Information And Reports.......................................................................10
         2.5      RMC Dispute Resolution........................................................................11
3.       TECHNOLOGY TRANSFER; TARGET IDENTIFICATION AND COMPOUND SCREENING......................................11
         3.1      Transfer of ACADIA Technology.................................................................11
         3.2      Transfer of Allergan Technology...............................................................11
         3.3      Identification of Targets.....................................................................11
         3.4      Assay Development and Screening to Identify Active Compounds..................................11
4.       TARGET AND COMPOUND SELECTION AND DEVELOPMENT..........................................................12
         4.1      Allergan Substitution of Test Targets.........................................................12
         4.2      Allergan Designation of Licensed Targets; Replacement of Test Targets.........................13
         4.3      Allergan Option to License Program Targets....................................................14
         4.4      Designation of Targets During Renewal Period..................................................15
         4.5      Designation of Development Candidates.........................................................15
         4.6      Selection of ACADIA Designated Uses...........................................................16
         4.7      Substitution and Addition of ACADIA Designated Uses...........................................16
         4.8      ACADIA Research Project.......................................................................17
         4.9      Excluded Targets..............................................................................18
5.       LICENSE GRANTS; LIMITED EXCLUSIVITY....................................................................18
         5.1      License Grants................................................................................18
         5.2      Diligence Obligations.........................................................................21
         5.3      Limited Exclusivity...........................................................................21
6.       FEES AND PAYMENTS......................................................................................22
         6.1      Research Funding..............................................................................22
         6.2      Equity Investment.............................................................................23
         6.3      Milestone Payments............................................................................23
         6.4      Royalties.....................................................................................26

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
7.       PAYMENT; RECORDS; AUDITS...............................................................................26
         7.1      Payment; Reports..............................................................................26
         7.2      Exchange Rate; Manner and Place of Payment....................................................26
         7.3      Late Payments.................................................................................27
         7.4      Records and Audits............................................................................27
         7.5      Withholding of Taxes..........................................................................27
         7.6      Prohibited Payments...........................................................................27
8.       INTELLECTUAL PROPERTY..................................................................................28
         8.1      Ownership Of Technology.......................................................................28
         8.2      Patent Prosecution............................................................................28
         8.3      Cooperation of the Parties....................................................................29
         8.4      Infringement by Third Parties.................................................................29
         8.5      Infringement of Third Party Rights............................................................30
         8.6      Trademarks....................................................................................30
9.       REPRESENTATIONS AND WARRANTIES.........................................................................30
         9.1      Representations And Warranties................................................................30
         9.2      ACADIA Representations and Warranties.........................................................31
         9.3      Allergan Representations and Warranties.......................................................32
         9.4      Disclaimer Concerning Technology..............................................................32
10.      CONFIDENTIALITY; PUBLICATION...........................................................................32
         10.1     Confidentiality...............................................................................32
         10.2     Exceptions....................................................................................33
         10.3     Terms of Agreement............................................................................33
         10.4     Authorized Disclosure.........................................................................33
         10.5     Publications..................................................................................34
11.      TERM AND TERMINATION...................................................................................35
         11.1     Term Of The Agreement.........................................................................35
         11.2     Termination by Mutual Agreement...............................................................35
         11.3     Termination For Cause.........................................................................35
         11.4     Accrued Rights, Surviving Obligations.........................................................35
12.      INDEMNITY..............................................................................................36
         12.1     Indemnification...............................................................................36
         12.2     Control Of Defense............................................................................36

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         12.3     Insurance.....................................................................................36
13.      GOVERNING LAW; DISPUTE RESOLUTION......................................................................36
         13.1     Governing Law.................................................................................36
         13.2     Legal Compliance..............................................................................37
         13.3     Dispute Resolution............................................................................37
         13.4     Jurisdiction And Venue........................................................................37
14.      GENERAL PROVISIONS.....................................................................................37
         14.1     Notices.......................................................................................37
         14.2     Force Majeure.................................................................................38
         14.3     Entirety Of Agreement.........................................................................38
         14.4     Non-Waiver....................................................................................39
         14.5     Disclaimer Of Agency..........................................................................39
         14.6     Severability..................................................................................39
         14.7     Affiliates; Assignment........................................................................39
         14.8     Allergan Right of Negotiation.................................................................39
         14.9     Allergan's Rights Upon Change in Control of ACADIA............................................40
         14.10    Headings......................................................................................41
         14.11    Limitation Of Liability.......................................................................41
         14.12    Counterparts..................................................................................41
         14.13    Public Disclosure.............................................................................41
         14.14    Guarantee.....................................................................................41

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                                                         iii

                                      Confidential Treatment Requested
                                      Under 17 C.F.R. Sections 200.80(b)(4),
                                      200.83 and 230.406


                       COLLABORATIVE RESEARCH, DEVELOPMENT
                              AND LICENSE AGREEMENT


         THIS COLLABORATIVE RESEARCH, DEVELOPMENT AND LICENSE AGREEMENT (the "Agreement") is entered into as of September 24, 1997 (the "Effective Date") by and between ACADIA PHARMACEUTICALS INC. (previously known as Receptor Technologies, Inc.), a Delaware corporation ("ACADIA") with offices at 276 East Allen, Winooski, VT 05404, VISION PHARMACEUTICALS L.P., a Texas limited partnership ("Allergan"), with offices at 2525 Dupont Drive, Irvine, CA 92623 and ALLERGAN, INC., a Delaware corporation, solely as guarantor of the performance under this Agreement by Vision Pharmaceuticals L.P.

                                    RECITALS

         WHEREAS, ACADIA is the owner or licensee of, and has (subject to the Novo Nordisk Rights set forth in Exhibit A) all right, title and interest in, or the right to use and grant licenses in accordance with this Agreement with respect to, certain technologies, including, but not limited to, screening technology for the discovery of compounds that may be useful as therapeutic and prophylactic drugs;

         WHEREAS, Allergan is engaged in the research, development, marketing, manufacture and distribution of therapeutic and prophylactic products;

         WHEREAS, ACADIA and Allergan desire to enter into a collaborative relationship to, among other things, identify receptor-selective compounds with respect to certain targets, develop receptor arrays and probes specific for G-protein coupled and other receptors and facilitate the establishment of drug discovery programs; and

         WHEREAS, concurrently herewith Allergan and ACADIA are entering into a stock purchase agreement under which Allergan will purchase $6 million in ACADIA Series C Preferred Stock on the terms and subject to the conditions set forth therein.

         NOW, THEREFORE, in consideration of the foregoing and the covenants and premises contained in this Agreement, the parties agree as follows:

1.       DEFINITIONS

         As used herein, the following terms shall have the following meanings:

         "ACADIA ASSAYS" shall have the meaning ascribed in Section 3.4.

         "ACADIA COMPOUND LIBRARIES" shall mean all compounds or sets of compounds owned or controlled by ACADIA to the extent ACADIA is entitled to utilize


                                       1.

                                              *CONFIDENTIAL TREATMENT REQUESTED
such compounds or sets of compounds in the Collaboration and reasonably able to provide such compounds or sets of compounds to Allergan for use in connection with the Collaboration.

         "ACADIA DESIGNATED USE" shall mean: (a) with respect to [***] receptors, use with respect to the treatment or prevention of neuropsychiatric disorders (including but not limited to psychoses, bipolar disease, depression and obsessive-compulsive disorder) or the therapeutic use designated by ACADIA which has become effective pursuant to Section 4.7; (b) with respect to [***] receptors, use with respect to the treatment or prevention of [***] or the therapeutic use designated by ACADIA which has become effective pursuant to Section 4.7; and (c) with respect to a Test Target or Program Target, the therapeutic use of such Test Target or Program Target designated by ACADIA which has become effective pursuant to Section
4.6 or 4.7.

         "ACADIA DEVELOPMENT CANDIDATE" shall mean a Development Candidate selected as a drug candidate by ACADIA for research and development in the ACADIA Field in a manner consistent with ACADIA's internal standards applicable to potential drug development candidates generally (but in any event at least consistent with industry standards applicable to potential drug candidates with similar commercial potential) and otherwise in accordance with the terms of this Agreement.

         "ACADIA FIELD" shall mean (a) with respect to [***] receptors, use with respect to the treatment or prevention of neuropsychiatric disorders (including but not limited to psychoses, bipolar disease, depression and obsessive-compulsive disorder) or the therapeutic use designated by ACADIA which has become effective pursuant to Section 4.7; (b) with respect to [***] receptors, use with respect to the treatment or prevention of [***] or the therapeutic use designated by ACADIA which has become effective pursuant to
Section 4.7; and (c) with respect to a Test Target or Program Target, the therapeutic use of such Test Target or Program Target designated by ACADIA which has become effective pursuant to Section 4.6 or 4.7.

         "ACADIA KNOW-HOW" shall mean, to the extent useful for purposes of the Collaboration, tangible or intangible know-how, trade secrets, inventions, including the ACADIA Assays (whether or not patentable), data, preclinical and clinical results, physical, chemical or biological material, and other information that (a) ACADIA owns, controls or to which it has a license (with the right to sublicense) on the Effective Date or (b) is independently developed by ACADIA during the Research Term, and, in each case, any replication or any part of such information or material. This definition includes, without limitation, know-how included in the Core Technology.

         "ACADIA OPTION" shall have the meaning ascribed in Section
5.1(b)(iii).

                                       2.

                                              *CONFIDENTIAL TREATMENT REQUESTED

         "ACADIA PATENTS" shall mean, to the extent useful for purposes of the Collaboration, all foreign and domestic: (a) patents issued or existing as of the Effective Date or during the Research Term, which ACADIA owns or controls or to which ACADIA has a license (with the right to sublicense); (b) patents issuing from patent applications that are pending as of the Effective Date or during the Research Term (including provisionals, divisionals, continuations and continuations-in-part of such applications), which ACADIA owns or controls or to which ACADIA has a license (with the right to sublicense); and (c) substitutions, extensions, reissues, renewals and inventors certificates relating to the foregoing patents, which ACADIA owns or controls or to which ACADIA has a license (with the right to sublicense). ACADIA Patents existing as of the Effective Date include the patents and patent applications are listed in Exhibit C attached hereto. This definition includes, without limitation, patents and patent applications included in the Core Technology.

         "ACADIA PRODUCT" shall mean a pharmaceutical product containing an ACADIA Development Candidate, including all formulations, line extensions and modes of administration thereof, developed by ACADIA pursuant to an ACADIA Research Project as to which ACADIA has exercised the ACADIA Option pursuant to Section 5.1(b)(iii), which product has received Regulatory Approval for commercial marketing and sale for use in the ACADIA Field.

         "ACADIA RESEARCH PROJECT" shall have the meaning ascribed in Section 4.8.

         "ACADIA TECHNOLOGY" shall mean the ACADIA Patents and the ACADIA Know-How.

         "ACTIVE COMPOUND" shall mean any chemical compound provided by Allergan or ACADIA or obtained from a Third Party for screening during and screened as part of the Collaboration which chemical compound demonstrates activity against one or more Licensed Targets, Test Targets or Program Targets in the ACADIA Assays.

         "AFFILIATE" shall mean any company or entity controlled by, controlling, or under common control with a party hereto and shall include any company fifty percent (50%) or more of whose voting stock or participating profit interest is owned or controlled, directly or indirectly, by a party, and any company which owns or controls, directly or indirectly, fifty percent (50%) or more of the voting stock of a party.

         "ALLERGAN COMPOUND LIBRARIES" shall mean all compounds or sets of compounds owned or controlled by Allergan to the extent Allergan is entitled to utilize such compounds or sets of compounds in the Collaboration and reasonably able to provide such compounds or sets of compounds to ACADIA for use in connection with the Collaboration.

                                       3.

         "ALLERGAN CORE TECHNOLOGY" shall mean all Allergan Technology existing as of the Effective Date, including but not limited to all in-vitro and in-vivo animal models, pre-existing Allergan compounds and reference compounds, structure-activity relationships derived from and relating to such compounds and any data or information relating to any of the foregoing.

         "ALLERGAN DEVELOPMENT CANDIDATE" shall mean a Development Candidate selected as a drug candidate by Allergan for research and development in the Allergan Field in a manner consistent with Allergan's internal standards applicable to potential drug development candidates generally (but in any event at least consistent with industry standards applicable to potential drug candidates with similar commercial potential) and otherwise in accordance with the terms of this Agreement.

         "ALLERGAN FIELD" shall mean [***].

         "ALLERGAN KNOW-HOW" shall mean, to the extent useful for purposes of the Collaboration, tangible or intangible know-how, trade secrets, inventions (whether or not patentable), data, preclinical and clinical results, physical, chemical or biological material, and other information that (a) Allergan or its Affiliates owns, controls or to which it has a license (with the right to sublicense) on the Effective Date or (b) is independently developed by Allergan or its Affiliates during the Research Term, and, in each case, any replication or any part of such information or material.

         "ALLERGAN PATENTS" shall mean, to the extent useful for purposes of the Collaboration, all foreign and domestic: (a) patents issued or existing as of the Effective Date or during the Research Term which Allergan or its Affiliates owns or controls or to which Allergan or its Affiliates has a license (with the right to sublicense); and (b) patents issuing from patent applications that are pending as of the Effective Date or during the Research Term (including provisionals, divisionals, continuations and continuations-in-part of such applications) which Allergan or its Affiliate owns or controls or to which Allergan or its Affiliates has a license (with the right to sublicense); and (c) substitutions, extensions, reissues, renewals and inventors certificates relating to the foregoing patents, which Allergan or its Affiliates owns or controls or to which Allergan or its Affiliates has a license (with the right to sublicense).

         "ALLERGAN PRODUCT" shall mean a pharmaceutical product containing an Allergan Development Candidate, which product has received Regulatory Approval for commercial marketing and sale for use in the Allergan Field, and including all formulations, line extensions and modes of administration thereof.

         "ALLERGAN TECHNOLOGY" shall mean the Allergan Patents and Allergan Know-How.

                                       4.

                                              *CONFIDENTIAL TREATMENT REQUESTED

         "COLLABORATION" shall mean the programs of collaborative research and development for the discovery, selection, synthesis, investigation, and preclinical and clinical development of drugs that are biologically active against one or more of the Licensed Targets, Test Targets or Program Targets, as described in Articles 2, 3 and 4.

         "COLLABORATION KNOW-HOW" shall mean any and all tangible or intangible know-how, trade secrets, inventions (whether or not patentable), data, preclinical and clinical results, physical, chemical or biological material, and other information that is (a) useful for purposes of the Collaboration and/or that relates to Active Compounds or Derivative Compounds, and (b) that is in any way derived from or developed pursuant to activities undertaken by either party (or its consultants or collaborators) in the conduct of the Collaboration, and, in each case, any replication or any part of such information or material.

         "COLLABORATION PATENTS" shall mean all foreign and domestic patents (including substitutions, extensions, reissues, renewals and inventors certificates relating thereto) that issue from patent applications (including provisionals, divisionals, continuations and continuations-in-part of such applications) that claim inventions in the Collaboration Know-How and that are filed by or on behalf of one or both of the parties hereto.

         "COLLABORATION TECHNOLOGY" shall mean the Collaboration Patents and the Collaboration Know-How.

         "CONFIDENTIAL INFORMATION" shall mean all information, inventions, know-how or data disclosed by a party to the other pursuant to this Agreement including, without limitation, manufacturing, marketing, financial, personnel, scientific and other business information and plans, and the material terms of this Agreement, whether in oral, written, graphic or electronic form.

         "CORE TECHNOLOGY" shall mean patents and know-how developed by ACADIA during the term of this Agreement either as a result of its work pursuant to the Research Plan or otherwise which describe, are primarily related to, or are improvements of, the ACADIA Assays and/or ACADIA's gene-to-screen technologies.

         "DERIVATIVE COMPOUND" shall mean a compound that is [***], or isomer of an Active Compound made under an [***] program, or a chemical synthesis program based on [***] relationships.

         "DEVELOPMENT CANDIDATE" shall mean an Active Compound (and each of its Derivative Compounds) which has demonstrated activity in applicable animal models and has met basic toxicology, pharmacokinetics, chemistry and pharmacology requirements typically used to support a decision to move into initial human testing.

                                       5.

                                              *CONFIDENTIAL TREATMENT REQUESTED

         "EXCLUDED TARGETS" shall mean receptor targets (other than the Licensed Targets and Test Targets designated by Allergan as of the Effective
Date) which meet one of the following criteria: (a) the receptor target has been selected by a Third Party, alone or in conjunction with ACADIA, as a licensed target for research and development pursuant to a written agreement between ACADIA and such Third Party prior to receipt by ACADIA of notice of selection by Allergan of such receptor target as a Test Target or a Program Target and such Third Party has entered into a BONA FIDE collaboration and/or license agreement with ACADIA involving payments to ACADIA and diligence obligations by such Third Party; (b) the receptor target has been selected by ACADIA as a receptor target for development by ACADIA as part of an ACADIA internal research program prior to receipt by ACADIA of notice of selection by Allergan of such receptor target as a Test Target or a Program Target so long as such ACADIA internal development program is commercially reasonable in light of the potential product opportunities with respect to such target (and ACADIA continues to expend resources on the diligent pursuit of compounds/products active against such target), and in light of resources then reasonably available to ACADIA; (c) the receptor target has become, prior to receipt by ACADIA of notice of selection by Allergan of such receptor target as a Test Target or a Program Target, the subject of active negotiations between ACADIA and a Third Party with the objective of entering into an agreement as described in clause (a) above or ACADIA is spending substantial funds in an effort to enter into such negotiations with a Third Party; or (d) the receptor target was already being considered by ACADIA, prior to receipt by ACADIA of notice of selection by Allergan of such receptor target as a Test Target or a Program Target, for an internal ACADIA research program as evidenced by expenditure of substantial resources and commercially reasonable efforts by ACADIA in light of the potential product opportunities with respect to such target. Notwithstanding the foregoing, a target shall only be an Excluded Target to the extent that a Third Party or internal ACADIA development program (as described in clauses (a) through (d) above) would conflict with the proposed Allergan use of such target.

         "FIRST COMMERCIAL SALE" of an Allergan Product, ACADIA Product or Independent Product shall mean the first sale for use or consumption of such Allergan Product, ACADIA Product or Independent Product in a country after Regulatory Approval has been granted by the governing health regulatory authority of such country. Sale to an Affiliate or sublicensee shall not constitute a First Commercial Sale unless the Affiliate or sublicensee is the end user of the Allergan Product, ACADIA Product or Independent Product.

         "FTE" shall mean full-time equivalent scientific personnel.

         "GENE FAMILY" shall mean a collection of genes [***].

                                       6.

                                              *CONFIDENTIAL TREATMENT REQUESTED

[***]

         "IND" shall mean an Investigational New Drug Application filed with the United States Food and Drug Administration, or the equivalent application or filing necessary to commence human clinical trials in another country, as applicable.

         "INDEPENDENT PRODUCT" shall mean any pharmaceutical product containing an Active Compound or Derivative Compound developed by ACADIA pursuant to the ACADIA Research Project as to which Allergan has exercised its Participation Right pursuant to Section 5.1(a)(iii) below.

         "LICENSED TARGETS" shall mean alpha adrenergic receptors, prostanoid receptors and Test Targets and Program Targets as to which Allergan has exercised its option to license pursuant to Section 4.2 and Section 4.3, respectively, including, as to each of the foregoing, all receptor subtypes.

         "MAJOR MARKET" shall mean the [***].

         "NDA" shall mean a New Drug Application filed with the United States Food and Drug Administration, or the equivalent community application filed in the European Union, or the equivalent application filed as a national application in Japan.

         "NET SALES" shall mean, with respect to any Allergan Product, ACADIA Product or Independent Product that has received Regulatory Approval, the amount billed by a party or its Affiliate or sublicensee to a Third Party which is not an Affiliate or sublicensee of the selling party (unless such Affiliate or sublicensee is the end user of such product, in which case the amount billed therefor shall be deemed to be the amount that would be billed to a Third Party in an arm's length transaction) for sales of such Allergan Product, ACADIA Product or Independent Product to Third Parties less the following items, as allocable to such Allergan Product, ACADIA Product or Independent Product: (i) trade discounts, credits or allowances, (ii) credits or allowances additionally granted upon returns, rejections or recalls (except where any such recall arises out of a party's or its Affiliate's or sublicensee's gross negligence, willful misconduct or fraud), (iii) freight, shipping and insurance charges, (iv) taxes, duties or other governmental tariffs (other than income taxes) and (v) government mandated rebates.

         "NOVO NORDISK RIGHTS" shall mean the limited rights of Novo Nordisk A/S in ACADIA Technology and the Collaboration Technology set forth in Exhibit A hereto.

         "PARTICIPATION RIGHT" shall have the meaning ascribed in
Section 5.1(a)(iii).


                                       7.

                                              *CONFIDENTIAL TREATMENT REQUESTED

         "PROGRAM TARGET" shall mean any novel gene and/or receptor, including all receptor subtypes, discovered as part of the Collaboration pursuant to the Research Plan, which could result from (i) identification of novel receptors by Allergan using ACADIA blots or ACADIA-designed degenerate oligo probes/primers, (ii) demonstration of previously identified orphan receptors in Allergan-owned tissue of interest using ACADIA blots or ACADIA-designed degenerate oligo probes/primers or (iii) demonstration using Receptor Selection and Amplification Technology (R-SAT(TM)) that an Allergan-owned or -controlled compound has activity at an orphan receptor.

         "PROGRAM TARGET AVAILABILITY PERIOD" shall mean, with respect to a Program Target, the [***] following the date of notice of discovery of such Program Target in accordance with Section 4.3.

         "REGULATORY APPROVAL" shall mean any and all approvals (including price and reimbursement approvals), licenses, registrations, or authorizations of the European Union or any country, federal, state or local regulatory agency, department, bureau or other government entity that is necessary for the manufacture, use, storage, import, transport and/or sale of an Allergan Product, ACADIA Product or Independent Product in such jurisdiction.

         "RESEARCH MANAGEMENT COMMITTEE" or "RMC" shall mean the committee formed pursuant to Section 2.2.

         "RESEARCH PLAN" shall mean the plan for conducting the research under the Collaboration, as amended from time to time by the RMC. The Research Plan agreed upon by the parties hereto is attached to this Agreement as Exhibit B. Any amendments or revisions to the Research Plan shall be in writing and shall require unanimous approval of the RMC.

         "RESEARCH TERM" shall mean [***] following the Effective Date and one additional [***] renewal period at the request of Allergan, subject to (with respect to such renewal period) agreement by the parties following good faith negotiations on research funding to be paid to ACADIA by Allergan.

         "ROYALTY TERM" shall mean, in the case of any Allergan Product, ACADIA Product or Independent Product, in any country, the period of time commencing on the First Commercial Sale and ending upon the later of (a) ten
(10) years from the date of First Commercial Sale in such country, or (b) the expiration of the last to expire of the Allergan Patents, ACADIA Patents or Collaboration Patents covering such Allergan Product, ACADIA Product or Independent Product in such country.

         "STOCK PURCHASE AGREEMENT" shall have the meaning ascribed in
Section 6.2.

                                       8.

                                              *CONFIDENTIAL TREATMENT REQUESTED

         "TERM OF THE AGREEMENT" shall have the meaning ascribed in Section
11.1.

         "TEST TARGET" shall mean, initially, each of the three (3) receptors listed on Exhibit D hereto, including all receptor subtypes, and any substitute(s) or replacement(s) for such receptor(s) as designated under Sections 4.1 and 4.2, respectively, which substitute(s) and/or replacement(s) are not Excluded Target(s); provided, however, that at no time shall there be more than three (3) Test Targets.

         "TEST TARGET AVAILABILITY PERIOD" shall mean, with respect to any of the initial Test Targets listed on Exhibit D hereto, the [***] following the Effective Date, and, with respect to any substitute(s) or replacement(s) for such Test Target(s) as designated under Sections 4.1 and 4.2, respectively, the [***] period following the date of such replacement or substitution in accordance with Sections 4.1 and 4.2, as the case may be.

         "THIRD PARTY" shall mean any entity other than Allergan or ACADIA or an Affiliate of Allergan or ACADIA.

2.       COLLABORATION SCOPE AND GOVERNANCE

         2.1 SCOPE OF THE COLLABORATION. The parties hereby agree to establish and conduct, during the Research Term, a collaborative research program in accordance with the Research Plan and the terms of this Agreement. The initial Research Plan for conducting such research program is attached hereto as Exhibit B. Pursuant to the Collaboration, the parties will collaborate in (a) identifying receptor-selective adrenergic and prostanoid lead compounds, (b) identifying receptor-selective lead compounds with respect to other receptor targets, (c) facilitating the development of gene to screen discovery capabilities by developing receptor arrays and probes specific for G-protein coupled and other receptors, (d) identifying candidate receptors and markers for [***], (e) establishing ACADIA drug discovery programs which leverage certain results of the Collaboration for the benefit of both parties and directed at ACADIA Designated Uses, and (f) conducting such other activities as are unanimously approved by the RMC.

         2.2 RESEARCH MANAGEMENT COMMITTEE. Promptly after the Effective Date, the parties will form a Research Management Committee ("RMC") comprised of three (3) representatives of each of ACADIA and Allergan. One member of the RMC shall be selected to act as the chairperson of the RMC, with each chairperson acting for a term of [***]. The chairperson shall be selected alternately by Allergan and ACADIA, and Allergan shall designate the first chairperson. The RMC shall determine the specific goals for the Collaboration, shall manage the ongoing research conducted under the Collaboration, and shall monitor the progress and results of such work. All decisions of the RMC shall be unanimous. The RMC shall meet on a quarterly basis or at

                                       9.

                                              *CONFIDENTIAL TREATMENT REQUESTED
such other frequency as the RMC agrees. The parties shall agree upon the time and place of meetings. Within [***] after each meeting, the RMC chairperson will provide the parties with a written report describing, in reasonable detail, the status of the Collaboration, a summary of the results and progress to date, the issues requiring resolution, and the agreed resolution of previously reported issues. A reasonable number of additional representatives of a party may attend meetings of the RMC in a non-voting capacity.

         2.3 RESEARCH MANAGEMENT COMMITTEE FUNCTIONS AND POWERS. The RMC shall encourage and facilitate ongoing cooperation between the parties, establish, update, review and approve the Research Plan and other plans for accomplishing the Collaboration goals, allocate tasks and coordinate activities required to perform the Collaboration, monitor progress of the Collaboration and the parties' diligence in carrying out their responsibilities thereunder, oversee the conduct of all patent matters, and carry out the other duties and responsibilities described for it in this Agreement. The RMC shall also be responsible for developing and approving an annual research budget for activities to be performed by the parties pursuant to the Research Plan for [***] of the Research Term (including any renewal or extension thereof). Such budget shall set forth the research funding to be provided by Allergan to ACADIA pursuant to Section 6.1, which shall be determined based on the number of FTEs required for ACADIA to perform its activities under the Research Plan given the projected costs per activity set forth in Exhibit E hereto.

         In addition, the RMC shall maintain and, on a regular basis, update and provide to the parties a list or lists of the following: Licensed Targets, Test Targets (including the dates upon which each became a Test Target), Program Targets (including the date of discovery of each such Program Target), ACADIA Designated Uses, Active Compounds, Allergan Development Candidates, ACADIA Development Candidates, the number of Excluded Targets in any given Gene Family and a list of the Excluded Targets falling within clauses (b) and (d) of that definition. With respect to Excluded Targets falling within clauses (a) and/or (c) of such definition, Allergan shall have the right to inquire of ACADIA as to the availability of any target which Allergan may be considering for selection as a Test Target and as to which Allergan intends to commit internal research funding. In the event of such inquiry, ACADIA shall respond promptly to Allergan (and in any event no later than [***] following receipt of such inquiry) as to whether such receptor would then be deemed an Excluded Target.

         2.4 INFORMATION AND REPORTS. Except as otherwise provided in this Agreement, the parties will make available and disclose to one another all results of the work conducted pursuant to the Collaboration prior to and in preparation for RMC meetings, in the form and format to be designated by the RMC.

                                       10.

                                              *CONFIDENTIAL TREATMENT REQUESTED

         2.5 RMC DISPUTE RESOLUTION. If the RMC is unable to decide or resolve an issue unanimously, the issue shall be referred to the Chief Scientific Officer of ACADIA and the Corporate Vice President, Science and Technology of Allergan. Such officers of the parties will meet promptly thereafter and shall negotiate in good faith to resolve such issue. If they cannot resolve the issue within [***] of commencing such negotiations, the issue shall be resolved as provided in Section 13.3.

3.       TECHNOLOGY TRANSFER; TARGET IDENTIFICATION AND COMPOUND SCREENING

         3.1 TRANSFER OF ACADIA TECHNOLOGY. Commencing promptly after the Effective Date and from time to time thereafter, ACADIA will disclose to Allergan such of the ACADIA Patents and ACADIA Know-How as is reasonably necessary to enable Allergan to perform its Collaboration activities hereunder in accordance with the Research Plan and otherwise to exercise fully the licenses granted to Allergan hereunder. During the Term of the Agreement, ACADIA will provide Allergan with reasonable technical assistance relating to the use of such ACADIA Know-How and the practice of such ACADIA Patents, solely to the extent permitted under the licenses granted to Allergan herein. In the event that ACADIA provides any materials to Allergan pursuant to the Research Plan, the parties will enter into a Materials Transfer Agreement in the form attached hereto as Exhibit H with respect to such materials.

         3.2 TRANSFER OF ALLERGAN TECHNOLOGY. Commencing promptly after the Effective Date and from time to time thereafter, Allergan shall disclose to ACADIA such of the Allergan Know-How and Allergan Patents as is reasonably necessary to enable ACADIA to perform its Collaboration activities hereunder in accordance with the Research Plan and otherwise to exercise fully the licenses granted to ACADIA hereunder. During the Collaboration, Allergan will provide ACADIA with reasonable technical assistance relating to the use of such Allergan Know-How and the practice of the Allergan Patents, solely to the extent permitted under the license granted to ACADIA herein. In the event that Allergan provides any materials to ACADIA pursuant to the Research Plan, the parties will enter into a Materials Transfer Agreement in the form attached hereto as Exhibit H with respect to such materials.

         3.3 IDENTIFICATION OF TARGETS. During the Research Term, the parties shall collaborate in accordance with the Research Plan to perform research to identify receptor targets with the potential to become Licensed Targets, Test Targets or Program Targets. The parties shall report the results of such research promptly to the RMC.

         3.4      ASSAY DEVELOPMENT AND SCREENING TO IDENTIFY ACTIVE
COMPOUNDS.

                  (a) Upon selection by Allergan of a receptor target as a Licensed Target, Test Target or Program Target, ACADIA shall use reasonable efforts in accordance with

                                       11.

                                              *CONFIDENTIAL TREATMENT REQUESTED
the Research Plan and the RMC approved research budget to develop cell-based assays upon each such Licensed Target, Test Target or Program Target (collectively, the "ACADIA Assays"). It is understood that as of the Effective Date, ACADIA has already developed certain assays based on the [***]. All such ACADIA Assays will be optimized for efficient screening of compounds to determine activity, target specificity and dose response of compounds in order to identify Active Compounds. Allergan shall cooperate with ACADIA as reasonable in developing such ACADIA Assays.

                  (b) During the Research Term, Allergan and ACADIA will make the Allergan Compound Libraries and the ACADIA Compound Libraries, respectively, available for screening in the ACADIA Assays, as directed by the RMC consistent with the applicable Research Plan. In addition, the RMC may agree to obtain from Third Parties rights to screen compounds owned or controlled by such parties; provided, however, that if there would be any amounts payable to such Third Party for screening such compounds, no such Third Party compounds will be screened without the consent of both parties, such consent not to be unreasonably withheld. ACADIA shall use reasonable efforts to conduct the screening in the appropriate ACADIA Assays of all compounds made available by Allergan, ACADIA and Third Parties or selected for screening by the RMC, in accordance with the Research Plan. The primary goal of the screening is to determine the activity of such selected compounds against specific receptors to identify Active Compounds. Promptly after completing the screening of a batch of compounds under this Section 3.4(b) in the appropriate ACADIA Assays, ACADIA will provide to the RMC the results of such screening. The RMC will review such ACADIA Assay results promptly after receipt, will determine which of the screened compounds meet the requirements established by the RMC for identification as Active Compounds, and will add any such Active Compounds to the list maintained by the RMC pursuant to
Section 2.3.

4.       TARGET AND COMPOUND SELECTION AND DEVELOPMENT

         4.1 ALLERGAN SUBSTITUTION OF TEST TARGETS. At any time during the Test Target Availability Period for a given Test Target (but in any case prior to the expiration of the Research Term), Allergan may, by written notice to ACADIA and the RMC, propose to substitute a new receptor target owned or controlled by ACADIA or owned or controlled by Allergan or otherwise available for research and development under this Agreement, which new receptor target is not an Excluded Target, in such Test Target's place. Such notice to the RMC of any such substitution shall identify in reasonable detail the new Test Target and the existing Test Target for which such new Test Target is to substitute and shall include the date of substitution. ACADIA shall have [***] following receipt of notice from Allergan to provide written notice to Allergan and the RMC that such proposed substitute is an Excluded Target. If ACADIA does not provide such notice

                                       12.

                                              *CONFIDENTIAL TREATMENT REQUESTED
within such [***] period, then such proposed new Test Target shall be substituted in such existing Test Target's place, and the information with respect to such new Test Target shall be recorded by the RMC on the lists maintained pursuant to Section 2.3. If ACADIA gives such notice within such [***] period, then any dispute as to whether such proposed substitute is an Excluded Target shall be resolved in accordance with the procedures set forth in Section 2.5.

         4.2 ALLERGAN DESIGNATION OF LICENSED TARGETS; REPLACEMENT OF TEST TARGETS.

                  (a) At any time during the Test Target Availability Period for a given Test Target, Allergan may, at its option, designate such Test Target as a Licensed Target by written notice to ACADIA and the RMC. Such notice to the RMC of any such designation shall identify the Test Target and include the date of designation, which information shall be recorded by the RMC on the lists maintained pursuant to Section 2.3, and Allergan shall deliver within a reasonable period thereafter a written development plan for conducting research and development with respect to such target. Each such development plan shall be prepared by Allergan consistent with reasonable professional standards and practices in the industry as applicable to such target.

                  (b) Upon or following any exercise by Allergan of its option to designate a Test Target as a Licensed Target pursuant to this section (but in any case prior to the expiration of the Research Term), Allergan may select a new receptor target owned or controlled by ACADIA or owned or controlled by Allergan or otherwise available for research and development under this Agreement as a proposed replacement Test Target, which replacement Test Target is not an Excluded Target, to fill the vacancy left by such option exercise; PROVIDED, HOWEVER, that such replacement Test Target shall be subject to paragraph (c) below. Allergan shall provide ACADIA and the RMC with prompt written notice of any such replacement (including the date thereof). ACADIA shall have [***] following receipt of notice from Allergan to provide written notice to Allergan and the RMC that such proposed replacement is an Excluded Target. If ACADIA does not provide such notice within such [***] period, then, subject to Section 4.2(c), such proposed replacement shall be included as a Test Target, and the information with respect to such replacement Test Target shall be recorded by the RMC on the lists maintained pursuant to Section 2.3. If ACADIA gives such notice within such [***] period, then any dispute as to whether such proposed replacement is an Excluded Target shall be resolved in accordance with the procedures set forth in Section 2.5.

                  (c) Notwithstanding the provisions of Section 4.2, a target designated as a replacement by Allergan pursuant to Section 4.2(b) shall not be deemed a Test Target for purposes of this Agreement prior to the approval by the RMC, not to be unreasonably withheld, of the development plan submitted with respect to the prior Test Target which has been designated as a Licensed Target by Allergan pursuant to Section 4.2(a). Within

                                       13.

                                              *CONFIDENTIAL TREATMENT REQUESTED

[***] after receipt by the RMC of such a development plan, the RMC shall either approve such plan or provide written revisions to such plan necessary for such approval.

                  (d) During the Test Target Availability Period for a given Test Target, ACADIA shall not grant any license or other rights to use ACADIA Technology in connection with or otherwise with respect to such Test Target to any Third Party or any Affiliate of ACADIA. In the event that Allergan does not exercise its option to designate a Test Target as a Licensed Target prior to the expiration of the Test Target Availability Period with respect to such Test Target, following such expiration, ACADIA shall be free to develop or grant licenses or other rights with respect to such Test Target to a Third Party or any Affiliate of ACADIA, subject to the limitations set forth in Section 5.3; PROVIDED, HOWEVER, that ACADIA's rights with respect to any Test Target which is or becomes included in the meaning of Allergan Technology shall be solely as is expressly set forth in Section 5.1(b), subject to the terms of this Agreement.

         4.3      ALLERGAN OPTION TO LICENSE PROGRAM TARGETS.

                  (a) Subject Section 4.3(b) below, the parties shall promptly notify the RMC of the discovery of any Program Target (including the date of such discovery), which information shall be recorded by the RMC on the lists maintained pursuant to Section 2.3. Within [***] after receipt by Allergan of any such notification of discovery of a Program Target, Allergan shall notify the RMC as to whether Allergan desires to pursue research and development activities with respect to such Program Target as part of the Collaboration. If Allergan so notifies the RMC that it desires to pursue such research and development, Allergan shall commit resources with respect to such Program Target consistent with Exhibit E (subject to Section 4.3(b)). If Allergan does not so notify the RMC that it desires to pursue such research and development, then such target shall not be deemed a Program Target for purposes of this Agreement.

                  During the Program Target Availability Period for any such Program Target, Allergan shall have an [***] option to designate a Program Target as a Licensed Target subject to ACADIA's rights under Sections 4.8 and 5.1(b) below; provided that such option may be exercised by Allergan, in its sole discretion, at any time during the Program Target Availability Period upon written notice to ACADIA and the RMC and that during the Program Target Availability Period for a given Program Target, ACADIA shall not grant any license or other rights to use ACADIA Technology in connection with or otherwise with respect to such Program Target to any Third Party or any Affiliate of ACADIA. In the event that Allergan does not exercise such option prior to the expiration of the Program Target Availability Period with respect to a given Program Target, following such expiration, ACADIA shall be free to develop or grant licenses or other rights with respect to such Program Target to a Third Party or any Affiliate of ACADIA, subject to the limitations set forth in this Agreement.

                                       14.

                                              *CONFIDENTIAL TREATMENT REQUESTED

                  (b) When the RMC is notified that a Program Target has been discovered, ACADIA shall have [***] following the RMC's receipt of such notice to provide written notice to Allergan and the RMC that such Program Target is an Excluded Target. If ACADIA does not provide such notice within such [***] period, then such Program Target shall be subject to Article 5 and the other provisions of this Agreement, and the information with respect to such Program Target shall be recorded by the RMC on the lists maintained pursuant to Section 2.3. If ACADIA gives such notice within such [***] period, then any dispute as to whether such Program Target is an Excluded Target shall be resolved in accordance with the procedures set forth in
Section 2.5. If such Program Target is an Excluded Target, then: (i) such Program Target shall not be subject to Article 5 and the other provisions of this Agreement; (ii) ACADIA's rights to use the Allergan Technology pursuant to Article 5 below with respect to such Program Target shall terminate, effective immediately; and (iii) Allergan shall be free to use such Program Target, as well as any Collaboration Technology in any manner or for any purpose in connection with such Program Target, without any obligation to ACADIA, including but not limited to any milestone or royalty obligations.

         4.4 DESIGNATION OF TARGETS DURING RENEWAL PERIOD. During any renewal periods of the Research Term, Allergan shall have the right to continue to designate, substitute and replace Licensed Targets, Test Targets and Program Targets subject to the terms of this Agreement; PROVIDED, HOWEVER, that the total number of Licensed Targets, Test Targets and Program Targets taken together as a whole that are the subject of this Agreement during such renewal period shall not exceed the total number of Licensed Targets, Test Targets and Program Targets taken together as a whole on the date of expiration of the initial [***] period of the Research Term.

         4.5 DESIGNATION OF DEVELOPMENT CANDIDATES. Allergan and ACADIA shall each designate their own Development Candidates in accordance with the licenses granted hereunder and otherwise in accordance with the terms of this Agreement. Allergan and ACADIA agree that each of them cannot develop an Active Compound or a Derivative Compound without designating such compound as a Development Candidate. Notwithstanding any other provision of this Agreement, however, (i) Allergan shall not be permitted to designate as an Allergan Development Compound an Active Compound [***] that has been previously designated by ACADIA as an ACADIA Development Compound and (ii) ACADIA shall not be permitted to designate as an ACADIA Development Compound an Active Compound [***] that has been previously designated by Allergan as an Allergan Development Compound.

         4.6 SELECTION OF ACADIA DESIGNATED USES. At any time following designation by Allergan of a Test Target, Program Target or Licensed Target pursuant to this Agreement, ACADIA shall, by written notice to Allergan and the RMC, designate the

                                       15.

                                              *CONFIDENTIAL TREATMENT REQUESTED

ACADIA Designated Use for such Test Target, Program Target or Licensed Target. Such notice of any such designation shall specify the ACADIA Designated Use in reasonable detail and shall include the date of designation. Allergan shall have [***] following receipt of notice from ACADIA to provide written notice to ACADIA and the RMC that Allergan is then pursuing (either itself or with a Third Party) or intends to pursue the development of such proposed ACADIA Designated Use itself. If Allergan does not provide such notice within such [***] period, then such proposed ACADIA Designated Use shall become effective, and the information with respect to such ACADIA Designated Use shall be recorded by the RMC on the lists maintained pursuant to Section 2.3. If Allergan gives such notice within such [***] period, then any dispute as to such proposed ACADIA Designated Use shall be resolved in accordance with the procedures set forth in Section 2.5.

         4.7      SUBSTITUTION AND ADDITION OF ACADIA DESIGNATED USES.

                  (a) Once an ACADIA Designated Use has become effective for a given Test Target or Program Target in accordance with Section 4.6, and at any time after the Effective Date with respect to an ACADIA Designated Use for a Licensed Target, ACADIA may thereafter at any time during the Term of the Agreement, by written notice to Allergan and the RMC, propose to substitute a new ACADIA Designated Use therefor. Such notice to the RMC of any such substitution shall specify in reasonable detail the proposed new ACADIA Designated Use and shall include the date of substitution. Allergan shall have [***] following receipt of notice from ACADIA to provide written notice to ACADIA and the RMC that Allergan is then pursuing (either itself or with a Third Party) or intends to pursue the development of such proposed substitute ACADIA Designated Use itself. If Allergan does not provide such notice within such [***] period, then such new ACADIA Designated Use shall become effective, the information with respect to such substitute ACADIA Designated Use shall be recorded by the RMC on the lists maintained pursuant to Section 2.3 and the use with respect to which such new ACADIA Designated Use has been substituted shall no longer be deemed an ACADIA Designated Use or be included within the ACADIA Field for purposes of this Agreement. If Allergan gives such notice within such [***] period, then any dispute as to such proposed ACADIA Designated Use shall be resolved in accordance with the procedures set forth in Section 2.5.

                  (b) ACADIA may at any time during the Term of the Agreement, by written notice to Allergan and the RMC, propose to add an additional ACADIA Designated Use for an ACADIA Research Project upon the occurrence of any of the following events with respect to such ACADIA Research Project: (i) a Participation Right (as defined below) has been exercised; (ii) a Participation Right has not been exercised after delivery of a ACADIA Notice (as defined below); or (iii) the initial [***] research period for such ACADIA Research Project ends without delivery of an ACADIA

                                         16.

                                              *CONFIDENTIAL TREATMENT REQUESTED

Notice and ACADIA subsequently (A) delivers an ACADIA Notice with respect to such ACADIA Research Project and (B) notwithstanding Section 5.1(a)(iii) below, gives Allergan an additional [***] period from Allergan's receipt of such ACADIA Notice to exercise its Participation Right with respect to such ACADIA Research Project. Such written notice by ACADIA to Allergan and the RMC of any such addition shall specify in reasonable detail the proposed new ACADIA Designated Use and shall include the date of such addition. Allergan shall have [***] following receipt of notice from ACADIA to provide written notice to ACADIA and the RMC that Allergan is then pursuing (either itself or with a Third Party) or intends to pursue the development of such proposed additional ACADIA Designated Use itself. If Allergan does not provide such notice within such [***] period, then such ACADIA Designated Use shall become effective, and the information with respect to such substitute ACADIA Designated Use shall be recorded by the RMC on the lists maintained pursuant to Section 2.3. If Allergan gives such notice within such [***] period, then any dispute as to such proposed ACADIA Designated Use shall be resolved in accordance with the procedures set forth in Section 2.5.

         4.8 ACADIA RESEARCH PROJECT. During the Research Term, ACADIA shall conduct research on Licensed Targets, Test Targets and Program Targets in the ACADIA Field (the "ACADIA Research Project"). ACADIA shall promptly notify the RMC upon the commencement of each R-Tech Research Project. Within a reasonable period after the commencement of the ACADIA Research Project, ACADIA shall submit for each ACADIA Research Project to the RMC for review and approval the tests and results of such tests necessary to conclude that ACADIA has demonstrated proof of concept for both efficacy and safety in animal models (the "Proof of Concept Plan"), and thereafter shall submit written reports to the RMC on a regular basis (and in any event no less than once per calendar quarter) updating the RMC on the status of each ACADIA Research Project and describing in reasonable detail any development plans with respect to the results of each ACADIA Research Project. Within [***] after receipt from ACADIA of a Proof of Concept Plan, the RMC shall either approve such Proof of Concept Plan or provide written revisions to such Proof of Concept Plan necessary for such approval. Once approved by the RMC, such Proof of Concept Plan becomes a "Proof of Concept." ACADIA shall thereafter promptly notify the RMC during the course of each ACADIA Research Project of ACADIA's successful achievement of the Proof of Concept for each ACADIA Research Project (an "ACADIA Notice").

         4.9 EXCLUDED TARGETS. ACADIA hereby warrants that, as of the Effective Date, all Excluded Targets falling under clauses (b) and (d) of that definition are listed in Exhibit F attached hereto. ACADIA further covenants that it will promptly notify the RMC and Allergan of any additional Excluded Targets following the Effective Date which fall within clauses (b) and/or (d) of that definition. Any notice delivered by ACADIA pursuant to Sections 4.1 or 4.2 above with respect to an Excluded Target shall

                                       17.

                                              *CONFIDENTIAL TREATMENT REQUESTED
be deemed to be a representation by ACADIA that such notice is correct. Any notice delivered by Allergan pursuant to Sections 4.6 or 4.7 above with respect to Allergan's pursuit (either by itself or with a Third Party) or intended pursuit of the development of such proposed substitute ACADIA Designated Use itself shall be deemed to be a representation by Allergan that such notice is correct.

5.       LICENSE GRANTS; LIMITED EXCLUSIVITY

         5.1      LICENSE GRANTS.

                  (a) GRANT BY ACADIA. ACADIA hereby grants to Allergan the following license rights:

                      (i) During the Research Term, ACADIA grants to Allergan an exclusive (except as to the Novo Nordisk Rights and as to ACADIA's rights expressly set forth in this Agreement), worldwide, royalty-free license, without the right to sublicense, under the ACADIA Technology and ACADIA's interest in the Collaboration Technology to use the ACADIA Technology in conjunction with the Test Targets and the Program Targets for drug discovery purposes for use in the Allergan Field and otherwise to carry out the activities contemplated by the Research Plan; PROVIDED, HOWEVER, that such license will continue in effect following the expiration of the Research Term for the duration of any Test Target Availability Period or Program Target Availability Period on a target-by-target basis only for so long as Allergan is continuing to use commercially reasonable efforts to research such Test Targets and Program Targets; and

                      (ii) ACADIA grants to Allergan an exclusive (except as to the Novo Nordisk Rights and as to ACADIA's rights expressly set forth in this Agreement), worldwide, royalty-bearing license, with the right to sublicense, under the ACADIA Technology and ACADIA's interest in the Collaboration Technology to use the ACADIA Technology in conjunction with the Licensed Targets for drug discovery purposes and to discover, develop, make, have made, use, sell, offer to sell, have sold and import Allergan Development Candidates and Allergan Products in the Allergan Field but excluding the ACADIA Designated Uses; PROVIDED, HOWEVER, that, following the expiration of the Research Term, including any extensions or renewals thereof, such license under the ACADIA Technology shall remain exclusive as to each Licensed Target, on a target-by-target basis, only for so long as Allergan is continuing to use commercially reasonable efforts to pursue research, development, marketing and/or sale of an Allergan Development Candidate or Allergan Product that is biologically active against such Licensed Target; and

                      (iii) ACADIA hereby grants to Allergan an exclusive and non-transferable option to obtain an exclusive (except as to the Novo Nordisk Rights and as to ACADIA's rights expressly set forth in this Agreement), worldwide, royalty-bearing

                                       18.

license, with the right to sublicense, under the ACADIA Technology and ACADIA's interest in the Collaboration Technology to discover, develop, make, have made, use, sell, offer to sell, have sold and import Independent Products with respect to each ACADIA Research Project (the "Participation Right"); PROVIDED, HOWEVER, that any license obtained by Allergan upon exercise of a Participation Right pursuant to this Section 5.3(a)(iii) shall remain exclusive, only for so long as Allergan is continuing to use commercially reasonable efforts to pursue research, development, marketing and/or sale of a Development Candidate or an Independent Product based on such ACADIA Research Project. The Participation Right with respect to a given Active Compound under a given ACADIA Research Project for which Allergan has received an ACADIA Notice shall be exercisable by written notice to ACADIA and otherwise upon the terms of this subsection (a), at any time prior to the earlier to occur of: (A) [***] following Allergan's receipt of such ACADIA Notice, or (B) the date that is [***] after the date of commencement of the applicable Research Project. In consideration of such license, within [***] following exercise of the Participation Right, Allergan shall pay to ACADIA a one-time license fee of either (X) [***] if such exercise is made following receipt of an ACADIA Notice pursuant to clause (A) above or (Y) [***] if such exercise is made pursuant to clause (B) above, and shall reimburse ACADIA for [***] of all documented research costs incurred by ACADIA in connection with the ACADIA Research Project plus [***] per annum. In addition, Allergan shall make milestone and royalty payments to ACADIA with respect to such Independent Product in accordance with Sections 6.3 and 6.4, respectively.

Notwithstanding the foregoing, in the event that Allergan has not, prior to the earlier of the dates described in subsections (a)(iii)(A) and (B) above, exercised a Participation Right with respect to such R-Tech Research Project, then ACADIA may exercise the ACADIA Option described in subsection (b)(iii) below with respect to such ACADIA Research Project.

                  (b) GRANT BY ALLERGAN. Allergan hereby grants to ACADIA the following license rights:

                      (i) During the Research Term, Allergan grants to ACADIA a nonexclusive, worldwide, royalty-free license, without the right to sublicense, under the Allergan Technology and Allergan's interest in the Collaboration Technology, to use the Test Targets and the Program Targets for drug discovery purposes for use in the ACADIA Field and otherwise to carry out the activities contemplated by the Research Plan;

                      (ii) Allergan grants to ACADIA an exclusive, worldwide, royalty-free license, without the right to sublicense, under the Allergan Technology and Allergan's interest in the Collaboration Technology, subject to the terms of this

                                       19.

                                              *CONFIDENTIAL TREATMENT REQUESTED

Agreement, solely to the extent necessary or appropriate to carry out ACADIA Research Projects pursuant to this Agreement; and

                      (iii) Provided that an Allergan Participation Right has expired unexercised or been declined in writing by Allergan with respect to an ACADIA Research Project, then Allergan grants to ACADIA an option to obtain an exclusive, worldwide, royalty-bearing license, with the right to sublicense, under the Allergan Technology and Allergan's interest in the Collaboration Technology to discover, develop, make, have made, use, sell, offer to sell, have sold and import ACADIA Products based on such ACADIA Research Project solely within the ACADIA Field (the "ACADIA Option"); PROVIDED, HOWEVER, that in no event shall ACADIA have any right or license to disclose or sublicense to any Third Party any Allergan Core Technology without Allergan's prior written consent; and, PROVIDED FURTHER, that such license under the Allergan Technology shall remain exclusive as to each Active Compound, on a compound-by-compound basis, only for so long as ACADIA is continuing to use commercially reasonable efforts to pursue research, development, marketing and/or sale of an ACADIA Development Candidate or ACADIA Product with respect to such Active Compound or a Derivative Compounds thereof. The ACADIA Option with respect to a given Active Compound shall be exercisable, by written notice to Allergan and otherwise upon the terms of this subsection (iii), at any time prior to the date that is [***] following expiration of the Participation Right or, if earlier, written notification by Allergan to ACADIA of its decision not to exercise the Participation Right with respect to such Active Compound. In consideration of such license, ACADIA shall make milestone and royalty payments to Allergan in accordance with Sections 6.3 and 6.4, respectively.

                      (iv) If, following exercise of the ACADIA Option with respect to a specific compound under development and in connection with human clinical testing thereof, ACADIA identifies a potential therapeutic use for such compound which is (A) unanticipated at the time that human clinical testing is initiated, (B) outside of the ACADIA Field and (C) not competitive with any Allergan Products or any other products then being sold by Allergan or which Allergan is then pursuing or intends to pursue (as shown by documentation generated prior to ACADIA identifying such use) (the "Additional Therapeutic Use"), then ACADIA shall so notify Allergan in writing. Allergan shall thereupon have [***] following receipt of such written notice to provide written notice to ACADIA that such Additional Therapeutic Use does not meet the provisions set forth in clauses (A), (B) or
(C) above. If Allergan gives such notice within such [***] period, then any dispute as to whether such Additional Therapeutic Use meets the provisions set forth in clauses (A), (B) and (C) above shall be resolved in accordance with the procedures set forth in Section 2.5. If Allergan does not provide such notice within such [***] period, then, subject to the provisions of this
Section 5.1(b)(iv), Allergan shall grant to ACADIA an exclusive, worldwide, royalty-bearing license, with the right to sublicense, under the Allergan Technology and

                                       20.

                                             *CONFIDENTIAL TREATMENT REQUESTED

Allergan's interest in the Collaboration Technology to develop, make, have made, use, sell, offer to sell, have sold and import ACADIA Products based on such compound solely with respect to such Additional Therapeutic Use.

         The license granted under this Section 5.1(b)(iv) shall remain exclusive only for so long as ACADIA is continuing to use commercially reasonable efforts to pursue development, marketing and/or sale of such ACADIA Development Candidate with respect to such Additional Therapeutic Use. In consideration of such license, the practice of the license granted pursuant to this Section 5.1(b)(iv) with respect to such ACADIA Development Candidate shall be subject to the milestone and royalty provisions of Sections 6.3 and 6.4, respectively, and the diligence obligations under
Section 5.2 below.

         5.2 DILIGENCE OBLIGATIONS. Allergan shall use commercially reasonable efforts to select and pursue research, development, marketing and/or sale of an Allergan Development Candidate with respect to each Licensed Target prior to the end of the Research Term. ACADIA shall use commercially reasonable efforts to select and pursue research, development, marketing and/or sale of an ACADIA Development Candidate with respect to each target within the ACADIA Field prior to the end of the Research Term. Such commercial reasonableness shall include consideration of all Collaboration activities being conducted by a party hereunder.

         5.3 LIMITED EXCLUSIVITY. ACADIA hereby warrants that, notwithstanding any other provision of this Agreement, during the Research Term (including any renewals or extensions thereof), it will neither (a) use the ACADIA Technology for the research, discovery, development or commercialization of drugs for the treatment of [***], nor (b) enter into any agreement with a Third Party a primary purpose of which is to use the ACADIA Technology to conduct research, discovery, development or commercialization of compounds for the treatment or prevention of [***] diseases, nor (c) enter into an agreement with a Third Party which has the effect of so increasing the number of Excluded Targets as to substantially decrease the value of this Collaboration to Allergan by excluding a significant proportion of the genes in any given Gene Family. Subject to the foregoing, nothing contained in this Agreement shall be construed (i) to prevent ACADIA from pursuing research or collaborative activities alone or with Third Parties with respect to any receptor targets not designated as Licensed Targets, Program Targets or Test Targets or (ii) to grant Allergan rights to use ACADIA Technology with respect to any receptor target not designated as a Licensed Target, Program Target or Test Target. Upon the Effective Date (and thereafter from time to time as targets are designated as Test Targets and/or Program Targets), ACADIA shall immediately discontinue marketing and selling, directly or indirectly, kits used to screen Licensed Targets, Test Targets and/or Program Targets and shall discontinue all other activities with Third Parties with respect to screening such Licensed Targets, Test Targets

                                       21.

                                              *CONFIDENTIAL TREATMENT REQUESTED
and/or Program Targets; PROVIDED, HOWEVER, that ACADIA may sell such kits and may continue such screening activities upon the express prior written approval of Allergan.

6.       FEES AND PAYMENTS

         6.1 RESEARCH FUNDING. During the Research Term, Allergan agrees to pay ACADIA, on a quarterly basis in advance, payable no later than [***] of the quarter, research funding payments to be used by ACADIA to pursue the activities set forth in the Research Plan. Such funding shall be in such amounts as are set forth in the Research Plan, provided that such Plan shall initially provide for at least the following amounts: (a) a total of [***] during [***] of the Research Term; (b) a total of [***] during [***] of the Research Term; (c) a total of [***] during [***] of the Research Term; and
(d) for any renewal or extension [***], the amount of support provided by Allergan in the immediately preceding [***] increased or decreased by a factor which reflects changes in the Pharmaceutical Manufacturers' Producer Price Index for the United States as reported as of the date that is [***] prior to the anniversary of the Effective Date in each applicable subsequent year when compared to the comparable statistic for the date that is [***] prior to the anniversary of the Effective Date in the preceding year. The parties hereby acknowledge that the amount of research funding will need to increase, subject to the approval of the RMC, as the number of Licensed Targets, Test Targets and Program Targets increases. It is intended that, as determined by the RMC, Allergan will provide sufficient additional research funding to ACADIA during the Research Term (and any renewal or extension thereof) to support the number of FTEs required to pursue the activities set forth in the Research Plan in accordance with Exhibit E hereto, as such plan is developed and approved by the RMC, in accordance with the annual research budget developed and approved by the RMC as described in Section 2.3. The first and last quarter payments shall be prorated, with the first quarter payment due [***] after the Effective Date.

         6.2 EQUITY INVESTMENT. Pursuant to the terms of the Stock Purchase Agreement between the parties entered into concurrently herewith (the "Stock Purchase Agreement"), Allergan shall purchase from ACADIA, and ACADIA shall sell and issue, 1,000,000 shares of ACADIA Series C Preferred Stock, at a purchase price of $6 per share. The parties hereby acknowledge and agree that, pursuant to the Stock Purchase Agreement, Allergan shall have the right to elect one (1) director to the Board of Directors of ACADIA, effective as of the Effective Date.

         6.3 MILESTONE PAYMENTS. The appropriate party shall pay to the other the following milestones, as applicable:

                  (a) Allergan will pay to ACADIA the milestone payments in the amounts listed below for the first Allergan Development Candidate developed for the

                                       22.

                                              *CONFIDENTIAL TREATMENT REQUESTED
treatment or prevention of [***] disorders that is biologically active against a given Licensed Target as demonstrated in the course of the Collaboration, within [***] after notice of the occurrence of the following events, provided that Allergan shall be required to pay each such milestone only once for each Licensed Target and in no event shall Allergan be required to pay more than [***] pursuant to this Section 6.3(a) for each Licensed
Target:

---------------------------------------------------------------------- -----------------------------------------------
MILESTONE EVENT                                                                      AMOUNT OF PAYMENT
---------------------------------------------------------------------- -----------------------------------------------
[***]                                                                              [***]
---------------------------------------------------------------------- -----------------------------------------------
[***]                                                                              [***]
---------------------------------------------------------------------- -----------------------------------------------
[***]                                                                              [***]
---------------------------------------------------------------------- -----------------------------------------------
[***]                                                                              [***]
---------------------------------------------------------------------- -----------------------------------------------
[***]                                                                              [***]
---------------------------------------------------------------------- -----------------------------------------------

                  (b) Allergan will pay to ACADIA the milestone payments in the amounts listed below for the first Allergan Development Candidate developed for any indication in the Allergan Field other than the treatment and prevention of [***] diseases and disorders that is biologically active against a given Licensed Target as demonstrated in the course of the Collaboration, within [***] after notice of the occurrence of the following events, provided that Allergan shall be required to pay each such milestone only once for each Licensed Target and in no event shall Allergan be required to pay more than [***] pursuant to this Section 6.3(b) for each Licensed Target:

---------------------------------------------------------------------- -----------------------------------------------
MILESTONE EVENT                                                                      AMOUNT OF PAYMENT
---------------------------------------------------------------------- -----------------------------------------------
[***]                                                                              [***]
---------------------------------------------------------------------- -----------------------------------------------
[***]                                                                              [***]
---------------------------------------------------------------------- -----------------------------------------------
[***]                                                                              [***]
---------------------------------------------------------------------- -----------------------------------------------
[***]                                                                              [***]

                                       23.

                                              *CONFIDENTIAL TREATMENT REQUESTED

[***]
---------------------------------------------------------------------- -----------------------------------------------
[***]                                                                              [***]
---------------------------------------------------------------------- -----------------------------------------------
[***]                                                                              [***]
---------------------------------------------------------------------- -----------------------------------------------

                  (c) ACADIA will pay to Allergan the milestone payments in the amounts listed below for the first ACADIA Development Candidate developed for each ACADIA Designated Use in the ACADIA Field that is biologically active against a given Licensed Target, Test Target and/or Program Target as demonstrated in the course of the Collaboration, within [***] after notice of the occurrence of the following events, provided that ACADIA shall be required to pay each such milestone only once for each such Licensed Target, Test Target and Program Target and in no event shall ACADIA be required to pay more than [***] pursuant to this Section 6.3(c) for each Licensed Target, Test Target and Program Target:

---------------------------------------------------------------------- -----------------------------------------------
MILESTONE EVENT                                                                      AMOUNT OF PAYMENT
---------------------------------------------------------------------- -----------------------------------------------
[***]                                                                              [***]
---------------------------------------------------------------------- -----------------------------------------------
[***]                                                                              [***]
---------------------------------------------------------------------- -----------------------------------------------
[***]                                                                              [***]
---------------------------------------------------------------------- -----------------------------------------------
[***]                                                                              [***]
---------------------------------------------------------------------- -----------------------------------------------
[***]                                                                              [***]
---------------------------------------------------------------------- -----------------------------------------------
[***]                                                                              [***]
---------------------------------------------------------------------- -----------------------------------------------

                  (d) It is the intent of the parties that each party shall be obligated to pay each milestone payment in subsections (a), (b) and (c) above only once even if multiple compounds that are biologically active against a particular target are developed for one or more specified indications.

                  (e) [***] of each milestone payment made by Allergan pursuant to subsections (a) and (b) above shall be creditable against royalties owed on Net

                                       24.

                                              *CONFIDENTIAL TREATMENT REQUESTED

Sales of such Allergan Product or Independent Product, as the case may be, pursuant to Section 6.4, provided that in no event shall ACADIA receive less than [***] of the royalties otherwise due to it for such Allergan Product or Independent Product in any given quarter (but such excess creditable amounts may be applied to subsequent royalty payments, again subject to a maximum [***] reduction) in any quarterly payment.

                  (f) [***] of each milestone payment made by ACADIA pursuant to subsection (c) above shall be creditable against royalties owed on Net Sales of such ACADIA Product pursuant to Section 6.4, provided that in no event shall Allergan receive less than [***] of the royalties otherwise due to it for such ACADIA Product in any given quarter (but such excess creditable amounts may be applied to subsequent royalty payments, again subject to a maximum [***] reduction) in any quarterly payment.

         6.4      ROYALTIES.

                  (a) ALLERGAN ROYALTY PAYMENTS TO ACADIA. Allergan shall pay to ACADIA the following royalties on Net Sales: (i) [***] of Net Sales of Allergan Products; and (ii) in the event of exercise of the Participation Right, [***] of Net Sales of Independent Products.

                  (b) ACADIA ROYALTY PAYMENTS TO ALLERGAN. In the event of exercise of the ACADIA Option, ACADIA shall pay to Allergan a royalty of [***]
 of Net Sales of ACADIA Products.

                  (c) ROYALTY TERM. Royalties for sales of any Allergan Product, Independent Product or ACADIA Product in a given country shall be paid for a period equal to the Royalty Term for such product in such country.

                  (d) CREDIT FOR THIRD PARTY ROYALTIES. In the event that a party obligated to pay royalties under this Agreement must make royalty payments under a license from a Third Party in respect of any patents that are necessary to develop, make, have made, use, sell, have sold or import an Allergan Product, Independent Product or ACADIA Product, as applicable, then such party may reduce the royalty otherwise owing on Net Sales of such product by [***] of the royalty payments made under such Third Party license; PROVIDED, HOWEVER, that the royalty otherwise payable under the applicable provision of this Agreement during any quarter shall not be reduced by more than [***].

                                       25.

                                              *CONFIDENTIAL TREATMENT REQUESTED

7.       PAYMENT; RECORDS; AUDITS.

         7.1 PAYMENT; REPORTS. Royalty payments and reports for the sale of Allergan Products, Independent Products and ACADIA Products shall be calculated and reported for each calendar quarter. All royalty payments due to a party under this Agreement shall be paid within [***] of the end of each calendar quarter, unless otherwise specifically provided herein. Each payment of royalties shall be accompanied by a report of Net Sales of Allergan Products, Independent Products and ACADIA Products, as applicable, in sufficient detail to permit confirmation of the accuracy of the royalty payment made, including, without limitation, the number of Allergan Products, Independent Products and ACADIA Products sold, the gross sales and Net Sales of Allergan Products, Independent Products and ACADIA Products, the royalties, in U.S. dollars, payable, the method used to calculate the royalty and the exchange rates used.

         7.2 EXCHANGE RATE; MANNER AND PLACE OF PAYMENT. All payments hereunder shall be payable in U.S. dollars. With respect to each quarter, for countries other than the United States, whenever conversion of payments from any foreign currency shall be required, such conversion shall be made at the rate of exchange reported in The Wall Street Journal either on a daily basis or on the last business day of the applicable quarter, at the payor's option consistently applied. All payments owed under this Agreement shall be made by wire transfer to a bank and account designated in writing by the payee, unless otherwise specified by such payee.

         7.3 LATE PAYMENTS. In the event that any payment, including royalty, milestone and research payments, due hereunder is not made when due, the payment shall accrue interest from the date due at the rate of [***]; PROVIDED, HOWEVER, that in no event shall such rate exceed the maximum legal annual interest rate. The payment of such interest shall not limit a party from exercising any other rights it may have as a consequence of the lateness of any payment.

         7.4 RECORDS AND AUDITS. During the Royalty Term and for a period of [***] thereafter, each party shall keep complete and accurate records pertaining to the development and sale or other disposition of Allergan Products, Independent Products and ACADIA Products, as applicable, in sufficient detail to permit the other party to confirm the accuracy of all payments due hereunder. Each party shall have the right to cause an independent, certified public accountant reasonably acceptable to the other to audit such records to confirm Net Sales and royalty and other payments for a period covering not more than the preceding [***]. Such audits may be exercised during normal business hours once a year upon at least [***] prior written notice to the other party. Prompt adjustments shall be made by the parties to reflect the results of such audit. The party causing such audit shall bear the full cost of such audit unless such audit discloses a variance of more than five percent (5%) from the

                                       26.

                                              *CONFIDENTIAL TREATMENT REQUESTED
amount of the Net Sales or royalties or other payments due under this Agreement. In such case, the audited party shall bear the full cost of such audit.

         7.5 WITHHOLDING OF TAXES. Any withholding of taxes levied by tax authorities on the payments hereunder shall be borne by the party receiving the payment and deducted by the party making the payment from the sums otherwise payable by it hereunder for payment to the proper tax authorities on behalf of the party receiving the payment. The party making the payment agrees to cooperate with the party receiving the payment in the event that the receiving party claims exemption from such withholding or seeks credits or deductions under any double taxation or similar treaty or agreement from time to time in force, such cooperation to consist of providing receipts of payment of such withheld tax or other documents reasonably available to the party making the payment.

         7.6 PROHIBITED PAYMENTS. Notwithstanding any other provision of this Agreement, if a party is prevented from paying any such royalty by virtue of the statutes, laws, codes or governmental regulations of the country from which the payment is to be made, then such royalty may be paid by depositing funds in the currency in which accrued to the other party's account in a bank acceptable to such other party in the country whose currency is involved.

8.       INTELLECTUAL PROPERTY

         8.1 OWNERSHIP OF TECHNOLOGY. Inventorship with respect to inventions made pursuant to work carried out under the Collaboration shall be determined in accordance with United States rules of inventorship. Except as provided below, each party shall own solely all inventions made solely by its employees and agents, and the parties shall own jointly all inventions jointly made hereunder. Allergan acknowledges that ACADIA shall own the Core Technology exclusively, subject to Allergan's rights (other than ownership rights) set forth in this Agreement.

         8.2      PATENT PROSECUTION.

                  (a) It is the intention of the parties to secure broad patent protection for discoveries and inventions made in connection with the Collaboration. Allergan shall be responsible for the filing, prosecution and maintenance of all Allergan Patents and all patent applications and patents covering any inventions owned solely by Allergan under Section 8.1 at Allergan's sole expense. ACADIA shall be responsible for the filing, prosecution and maintenance of all ACADIA Patents and all patent applications and patents covering any inventions owned solely by ACADIA under Section 8.1 at ACADIA's sole expense. Each party shall consider in good faith the requests and suggestions of the other party with respect to strategies for filing and prosecuting such patent applications. The inventing party shall keep the other party informed of progress

                                       27.

with regard to the filing, prosecution, maintenance, enforcement and defense of patents applications and patents subject to this Section 8.2(a).

                  (b) In the case of patent applications and patents owned jointly by the parties under Section 8.1, Allergan shall be responsible for, and shall initially bear the expense of, the preparation, filing, prosecution, and maintenance of any such patent applications and patents, provided that Allergan shall be entitled to reimbursement by ACADIA of [***] of such expenses. Allergan shall consult with ACADIA as to the preparation, filing, prosecution, and maintenance of such jointly owned patent applications and patents reasonably prior to any deadline or action with the U.S. Patent & Trademark Office or any foreign patent office, and shall furnish to ACADIA copies of all relevant documents reasonably in advance of such consultation. In the event that Allergan desires to abandon any such patent application or patent, or if Allergan later declines responsibility for any such patent application or patent, Allergan shall provide reasonable prior written notice to ACADIA of such intention to abandon or decline responsibility, and ACADIA shall have the right, at its expense, to prepare, file, prosecute, and maintain such patent application or patent.

         8.3 COOPERATION OF THE PARTIES. Each party agrees to cooperate fully in the preparation, filing, and prosecution of any patent rights under this Agreement. Such cooperation includes, but is not limited to:

                  (a) executing all papers and instruments, or requiring its employees or agents, to execute such papers and instruments, so as to effectuate the ownership of patent rights set forth in Section 8.1 above and to enable the other party to apply for and to prosecute patent applications in any country; and

                  (b) promptly informing the other party of any matters coming to such party's attention that may affect the preparation, filing, or prosecution of any such patent applications.

         8.4 INFRINGEMENT BY THIRD PARTIES. ACADIA and Allergan shall promptly notify the other in writing of any alleged or threatened infringement of any patent included in the Allergan Patents, ACADIA Patents or Collaboration Patents of which they become aware. Both parties shall use their best efforts in cooperating with each other to terminate such infringement without litigation. Allergan shall have the first right to bring and control any action or proceeding with respect to infringement of a patent included in the Allergan Patents or any other patent covering inventions owned either solely by Allergan or jointly by the parties at its own expense and by counsel of its own choice, and ACADIA shall have the right, at its own expense, to be represented in any action involving any patent covering inventions owned jointly by the parties by counsel of its own choice. If Allergan fails to bring an action or proceeding with respect to a patent covering inventions owned jointly by the parties within: (i) [***] following the

                                       28.

                                              *CONFIDENTIAL TREATMENT REQUESTED
notice of alleged infringement or (ii) [***] before the time limit, if any, set forth in the appropriate laws and regulations for the filing of such actions, whichever comes first, ACADIA shall have the right to bring and control any such action at its own expense and by counsel of its own choice, and Allergan shall have the right, at its own expense, to be represented in any such action by counsel of its own choice. ACADIA shall have the first right to bring and control any action or proceeding with respect to infringement of a patent included in the ACADIA Patents or any other patent covering inventions owned solely by ACADIA at its own expense and by counsel of its own choice, and Allergan shall have the right, at its own expense, to be represented in any action involving any patent covering inventions owned solely by ACADIA, other than an ACADIA Patent, by counsel of its own choice.
If ACADIA fails to bring an action or proceeding with respect to a patent, other than an ACADIA Patent, covering inventions owned solely by ACADIA within (i) [***] following the notice of alleged infringement or (ii) [***] before the time limit, if any, set forth in the appropriate laws and regulations for the filing of such actions, whichever comes first, Allergan shall have the right to bring and control any such action at its own expense and by counsel of its own choice, and ACADIA shall have the right, at its own expense, to be represented in any such action by counsel of its own choice.
In the event a party brings an infringement action, the other party shall cooperate fully, including if required to bring such action, the furnishing of a power of attorney. Neither party shall have the right to settle any patent infringement litigation under this Section 8.4 in a manner that diminishes the rights or interests of the other party without the consent of such other party. Except as otherwise agreed to by the parties as part of a cost sharing arrangement, any recovery realized as a result of such litigation, after reimbursement of any litigation expenses of Allergan and ACADIA, shall belong to the party who brought the action and shall be treated as Net Sales for purposes of the royalty provisions of this Agreement.

         8.5 INFRINGEMENT OF THIRD PARTY RIGHTS. Each party shall promptly notify the other in writing of any allegation by a Third Party that the activity of either of the parties infringes or may infringe the intellectual property rights of such Third Party. Allergan shall have the first right to control any defense of any such claim involving alleged infringement of Third Party rights by Allergan's activities at its own expense and by counsel of its own choice, and ACADIA shall have the right, at its own expense, to be represented in any such action by counsel of its own choice. If Allergan fails to proceed in a timely fashion with regard to such defense, ACADIA shall have the right to control any such defense of such claim at its own expense and by counsel of its own choice, and Allergan shall have the right, at its own expense, to be represented in any such action by counsel of its own choice.

         ACADIA shall have the first right to control any defense of any such claim involving alleged infringement of Third Party rights by ACADIA's activities at its own expense and by counsel of its own choice, and Allergan shall have the right, at its own

                                       29.

                                              *CONFIDENTIAL TREATMENT REQUESTED
expense, to be represented in any such action by counsel of its own choice.
If ACADIA fails to proceed in a timely fashion with regard to such defense, Allergan shall have the right to control any such defense of such claim at its own expense and by counsel of its own choice, and ACADIA shall have the right, at its own expense, to be represented in any such action by counsel of its own choice. Neither party shall have the right to settle any patent infringement litigation under this Section 8.5 in a manner that diminishes the rights or interests of the other party without the consent of such other party.

         8.6 TRADEMARKS. Each party shall obtain, own and enforce its own trademarks with respect to its own activities.

9.       REPRESENTATIONS AND WARRANTIES

         9.1 REPRESENTATIONS AND WARRANTIES. Each party represents to the other that:

                  (a) CORPORATE AND PARTNERSHIP POWER. It is duly organized and validly existing under the laws of its state of incorporation or formation, and has full corporate or partnership power and authority to enter into this Agreement and to carry out the provisions hereof.

                  (b) DUE AUTHORIZATION. It is duly authorized to execute and deliver this Agreement and to perform its obligations hereunder, and the person or persons executing this Agreement on its behalf has been duly authorized to do so by all requisite corporate or partnership action.

                  (c) BINDING AGREEMENT. This Agreement is legally binding upon it, enforceable in accordance with its terms. The execution, delivery and performance of this Agreement by it does not conflict with any agreement, instrument or understanding, oral or written, to which it is a party or by which it may be bound, nor violate any material law or regulation of any court, governmental body or administrative or other agency having jurisdiction over it.

                  (d) GRANT OF RIGHTS; MAINTENANCE OF AGREEMENTS. It has not, and will not during the term of this Agreement, grant any right to any third party which would conflict with the rights granted to the other party hereunder. It has (or will have at the time performance is due) maintained and will maintain and keep in full force and effect all agreements (including license agreements) and filings (including patent filings) necessary to perform its obligations hereunder.

                  (e) VALIDITY. It is aware of no action, suit or inquiry or investigation instituted by or before any court or governmental agency which questions or threatens the validity of this Agreement or of any Allergan Patents and ACADIA Patents.

                                       30.

                  (f) THIRD PARTY RIGHTS. It is aware of no Third Party patent right which would be infringed by its conduct of the Collaboration or commercialization of products as contemplated hereby.

         9.2 ACADIA REPRESENTATIONS AND WARRANTIES. ACADIA represents and warrants that:

                  (a) ACADIA owns or holds licenses to the ACADIA Patents and ACADIA Know-How and has sufficient rights and power to grant the licenses to Allergan which it purports to grant herein.

                  (b) ACADIA has no knowledge of any outstanding and unresolved claim or accusation that any compounds or products manufactured, used or sold by ACADIA and licensed hereunder or any methods or process practiced by ACADIA, including the ACADIA Assays, infringes or may infringe any third party patent(s); and

                  (c) ACADIA has not conducted, or has not commissioned the conducting of, any formal or informal infringement or validity studies regarding any patent or patent application included in the ACADIA Patents listed on Exhibit C that it has not fully disclosed in writing to Allergan prior to the Effective Date.

         9.3 ALLERGAN REPRESENTATIONS AND WARRANTIES. Allergan represents and warrants that:

                  (a) Allergan owns or holds licenses to the Allergan Patents and Allergan Know-How and has sufficient rights and power to grant the licenses to ACADIA which it purports to grant herein.

                  (b) Allergan has no knowledge of any outstanding and unresolved claim or accusation that any compounds or products manufactured, used or sold by Allergan and licensed hereunder or any methods or process practiced by Allergan infringes or may infringe any third party patent(s); and

                  (c) Allergan has not conducted, or has not commissioned the conducting of, any formal or informal infringement or validity studies regarding any patent or patent application included in the Allergan Patents that it has not fully disclosed in writing to ACADIA prior to the Effective Date.

         9.4 DISCLAIMER CONCERNING TECHNOLOGY. EXCEPT AS SET FORTH IN SECTIONS 9.1(f), 9.2 AND 9.3 ABOVE, THE TECHNOLOGY AND INTELLECTUAL PROPERTY RIGHTS PROVIDED BY EACH PARTY HEREUNDER IS PROVIDED "AS IS" AND EACH PARTY EXPRESSLY DISCLAIMS ANY AND ALL WARRANTIES OF ANY KIND, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION THE WARRANTIES OF DESIGN,

                                       31.

MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NONINFRINGEMENT OF THE INTELLECTUAL PROPERTY RIGHTS OF THIRD PARTIES, OR ARISING FROM A COURSE OF DEALING, USAGE OR TRADE PRACTICES, IN ALL CASES WITH RESPECT THERETO. Without limiting the generality of the foregoing, each party expressly does not warrant (i) the success of any study or test commenced under the Collaboration or (ii) the safety or usefulness for any purpose of the technology it provides hereunder.

10.      CONFIDENTIALITY; PUBLICATION

         10.1 CONFIDENTIALITY. Except to the extent expressly authorized by this Agreement or otherwise agreed in writing by the parties, the parties agree that, during the Royalty Term and for [***] thereafter, the receiving party shall keep confidential and shall not publish or otherwise disclose and shall not use for any purpose other than as expressly provided for in this Agreement any Confidential Information furnished to it by the other party pursuant to this Agreement. Each party may use such Confidential Information only to the extent required to accomplish the purposes of this Agreement. Each party will use at least the same standard of care as it uses to protect proprietary or confidential information of its own to ensure that its employees, agents, consultants and other representatives do not disclose or make any unauthorized use of the Confidential Information. Each party will promptly notify the other upon discovery of any unauthorized use or disclosure of the Confidential Information.

         10.2 EXCEPTIONS. Confidential Information shall not include any information which the receiving party can prove by competent evidence:

                  (a) is now, or hereafter becomes, through no act or failure to act on the part of the receiving party, generally known or available;

                  (b) is known by the receiving party at the time of receiving such information, as evidenced by its records;

                  (c) is hereafter furnished to the receiving party by a Third Party, as a matter of right and without restriction on disclosure;

                  (d) is independently developed by the receiving party without the aid, application or use of Confidential Information of the disclosing party; or

                  (e) is the subject of a written permission to disclose provided by the disclosing party.

         10.3 TERMS OF AGREEMENT. The parties agree that this Agreement and the terms hereof will be considered Confidential Information of both parties. Notwithstanding the foregoing, either party may disclose such terms as are required to be disclosed under

                                       32.

                                              *CONFIDENTIAL TREATMENT REQUESTED
strictures of confidentiality to bona fide potential sublicensees or as otherwise required pursuant to applicable law.

         10.4 AUTHORIZED DISCLOSURE. Each party may disclose Confidential Information belonging to the other party to the extent such disclosure is reasonably necessary in the following instances:

                  (a) filing or prosecuting patents relating to the Collaboration;

                  (b)      regulatory filings;

                  (c)      prosecuting or defending litigation;

                  (d) complying with applicable court orders or governmental regulations;

                  (e) conducting pre-clinical or clinical trials of Active Compounds, Derivative Compounds, Allergan Development Candidates or ACADIA Development Candidates; and

                  (f) disclosure to Affiliates, sublicensees, employees, consultants, agents or other Third Parties in connection with due diligence or similar investigations by such Third Parties, in each case who agree to be bound by similar terms of confidentiality and non-use at least equivalent in scope to those set forth in this Article 10.

Notwithstanding the foregoing, in the event a party is required to make a disclosure of the other party's Confidential Information pursuant to this
Section 10.4, it will, except where impracticable, give reasonable advance notice to the other party of such disclosure and use efforts to secure confidential treatment of such information at least as diligent as such party would use to protect its own confidential information, but in no event less than reasonable efforts. In any event, the parties agree to take all reasonable action to avoid disclosure of Confidential Information hereunder. The parties will consult with each other on the provisions of this Agreement to be redacted in any filings made by the parties with the Securities and Exchange Commission or as otherwise required by law.

         10.5 PUBLICATIONS. Each party to this Agreement recognizes that the publication of papers regarding results of and other information regarding the Collaboration, including oral presentations and abstracts, may be beneficial to both parties provided such publications are subject to reasonable controls to protect Confidential Information. In particular, it is the intent of the parties to maintain the confidentiality of any Confidential Information included in any foreign patent application until such foreign patent application has been published. Accordingly, the RMC shall have the right to review and approve any paper proposed for publication by a party, including oral presentations and abstracts, which utilizes data generated from the Collaboration and/or includes Confidential Information of the other party. Before any such paper is submitted for

                                       33.

publication, the party proposing publication shall deliver a complete copy to the RMC at least [***] prior to submitting the paper to a publisher. The RMC shall review any such paper and give its comments to the publishing party within [***] of the delivery of such paper to the RMC. With respect to oral presentation materials and abstracts, the RMC shall make reasonable efforts to expedite review of such materials and abstracts, and shall return such items as soon as practicable to the publishing party with appropriate comments, if any, but in no event later than [***] from the date of delivery to the RMC. The publishing party shall comply with the RMC's request to delete references to the other party's Confidential Information in any such paper and agrees to withhold publication of same for an additional [***] in order to permit the parties to obtain patent protection, if either of the parties deems it necessary, in accordance with the terms of this Agreement.

11.      TERM AND TERMINATION

         11.1 TERM OF THE AGREEMENT. The term of the collaborative activities of the parties pursuant to the Collaboration shall commence on the Effective Date and continue until expiration of the Research Term, unless earlier terminated pursuant to Section 11.2, 11.3 or 14.9 or extended by mutual agreement of the parties. The term of this Agreement (the "Term of the Agreement") shall commence on the Effective Date and continue until six (6) months after the expiration of the last Royalty Term for any Allergan Product, Independent Product or ACADIA Product, unless earlier terminated pursuant to Section 11.2, 11.3 or 14.9 or extended upon terms mutually agreeable to both parties.

         11.2 TERMINATION BY MUTUAL AGREEMENT. The parties may at any time terminate this Agreement by written agreement executed by both Allergan and ACADIA.

         11.3 TERMINATION FOR CAUSE. Each party shall have the right to terminate this Agreement upon [***] prior written notice to the other upon the occurrence of any of the following:

                  (a) Upon or after the bankruptcy, insolvency, dissolution or winding up of the other party (other than a dissolution or winding up for the purpose of reconstruction or amalgamation); or

                  (b) Upon or after the breach of any material provision of this Agreement by the other party if the breaching party has not cured such breach within the [***] period following written notice of termination by the non-breaching party.

                  All licenses granted to the non-breaching party under
Section 5.1 of this Agreement shall survive such termination for so long as such non-breaching party is not in breach of its obligations to the other party under this Agreement.

                                       34.

                                              *CONFIDENTIAL TREATMENT REQUESTED

         11.4 ACCRUED RIGHTS, SURVIVING OBLIGATIONS. Expiration or termination of this Agreement shall not affect any rights or obligations of either party accruing prior to such expiration or termination. The terms of Sections 4.2(a), 4.6, 4.7, 7.4, 8.1, 10.1, 10.2, 10.3, 10.4, 11.3, 11.4, 12,
13 and 14 of this Agreement shall survive expiration or termination of this Agreement. In addition, the provisions of Sections 5.1 (subject to Sections
6.3 and 6.4) shall survive expiration or termination of this Agreement with respect to each Licensed Target, Test Target, Program Target and ACADIA Development Candidate for which ACADIA has exercised an ACADIA Option in accordance with Section 5.1(b)(iii) above, so long as such party, as applicable, continues to comply with the diligence standards set forth in this Agreement with respect to such Target or Development Candidate, as applicable. Promptly after termination of this Agreement each party (other than a non-breaching party that retains a license as described in Section 11.3) shall return or dispose of any technology or know-how of the other in the accordance with the instructions of the other, including without limitation any compounds, assays or other biological or chemical materials.

12.      INDEMNITY

         12.1 INDEMNIFICATION. Each party hereby agrees to save, defend and hold the other party and its directors, officers, employees, and agents harmless from and against any and all claims, suits, actions, demands, liabilities, expenses and/or loss, including reasonable legal expense and attorneys' fees (collectively, "Claims") for damage to persons or property resulting directly or indirectly from actions in connection with the Collaboration by the indemnifying party, its Affiliates, agents or sublicensees, but only to the extent such Claims result from the gross negligence or willful misconduct of the indemnifying party or its Affiliates, agents or sublicensees and do not result from the negligence of the party seeking indemnification.

         12.2 CONTROL OF DEFENSE. Any entity entitled to indemnification under this Section 12 shall give notice to the indemnifying party of any Claims that may be subject to indemnification, promptly after learning of such Claim, and the indemnifying party shall assume the defense of such Claims with counsel reasonably satisfactory to the indemnified party. If such defense is assumed by the indemnifying party with counsel so selected, the indemnifying party will not be subject to any liability for any settlement of such Claims made by the indemnified party without its consent (but such consent will not be unreasonably withheld or delayed), and will not be obligated to pay the fees and expenses of any separate counsel retained by the indemnified party with respect to such Claims.

         12.3 INSURANCE. ACADIA, at its own expense, shall maintain product liability insurance in amount consistent with industry standards during the Term of the Agreement

                                       35.

and shall name Vision Pharmaceuticals L.P. as an additional insured with respect to this policy. ACADIA shall provide a certificate of insurance evidencing such coverage.

         Allergan, at its own expense, shall maintain product liability insurance (or self-insure) in amount consistent with industry standards during the Term of the Agreement and shall name ACADIA as an additional insured with respect to such insurance. Allergan shall provide a certificate of insurance (or evidence of self-insurance) evidencing such coverage.

13.      GOVERNING LAW; DISPUTE RESOLUTION

         13.1 GOVERNING LAW. This Agreement shall be governed by the laws of the State of California as such laws are applied to contracts entered into or to be performed entirely within such state.

         13.2 LEGAL COMPLIANCE. Within [***] of the date hereof, the parties shall review in good faith and cooperate in taking such actions to ensure compliance of this Agreement with all applicable laws.

         13.3 DISPUTE RESOLUTION. Except as provided in Section 2.5, in the event of any dispute, the parties shall refer such dispute to the CEO of ACADIA and the CEO of Allergan for attempted resolution by good faith negotiations within [***] after such referral is made. During such period of good faith negotiations, any applicable time periods under this Agreement shall be tolled. In the event such executives are unable to resolve such dispute within such [***] period, the parties shall submit their dispute to binding arbitration before a retired California Superior Court Judge at J.A.M.S./Endispute located in Orange, California, such arbitration to be conducted pursuant to the J.A.M.S./Endispute procedure rules for commercial disputes then in effect. The award of the arbitrator shall include an award of reasonable attorneys' fees and costs to the prevailing party.

         13.4 JURISDICTION AND VENUE. Except as provided in Section 2.5 or 13.3 above, any claim or controversy arising out of or related to this Agreement or any breach hereof shall be adjudicated in the state and federal courts having jurisdiction over disputes arising in the State of California, and the parties hereby consent to the jurisdiction and venue of such court.

14.      GENERAL PROVISIONS

         14.1 NOTICES. All notices required or permitted to be given under this Agreement shall be in writing and shall be mailed by registered or certified mail, Federal Express or DHL, addressed to the signatory to whom such notice is required or permitted to be given and transmitted by facsimile to the number indicated below. All notices shall

                                       36.

                                              *CONFIDENTIAL TREATMENT REQUESTED
be deemed to have been given when mailed, as evidenced by the postmark at the point of mailing, or faxed.

         All notices to Allergan shall be addressed as follows:

                  Allergan, Inc.
                  2525 Dupont Drive
                  Irvine, CA  92623
                  Attn:  Corporate Vice President, Science and Technology
                  Fax: (714) 246-6987

         with a copy to:

                  Allergan, Inc.
                  2525 Dupont Drive
                  Irvine, CA  92623
                  Attn:  Allergan General Counsel
                  Fax:  (714) 246-4774

         and to:

                  Cooley Godward LLP
                  4365 Executive Drive, Suite 1100
                  San Diego, CA  92121
                  Attn:  Thomas A. Coll, Esq.
                  Fax:  (619) 550-6013

         All notices to ACADIA shall be addressed as follows:

                  ACADIA Pharmaceuticals Inc.
                  3911 Sorrento Valley Blvd.
                  San Diego, CA  92121
                  Attn: Mark R. Brann
                  Fax: (619) 558-2872

         with a copy to:

                  Hale and Dorr LLP
                  60 State Street
                  Boston, MA  02109
                  Attn:  Susan W. Murley, Esq.
                  Fax:  (617) 526-5000

                                       37.

         Any party may, by written notice to the other, designate a new address or fax number to which notices to the party giving the notice shall thereafter be mailed or faxed.

         14.2 FORCE MAJEURE. No party shall be liable for any delay or failure of performance (other than payment obligations) to the extent such delay or failure is caused by circumstances beyond its reasonable control and that by the exercise of due diligence it is unable to prevent, provided that the party claiming excuse uses its best efforts to overcome the same.

         14.3 ENTIRETY OF AGREEMENT. This Agreement embodies the entire, final and complete agreement and understanding between the parties and replaces and supersedes all prior discussions and agreements between them with respect to its subject matter. No modification or waiver of any terms or conditions hereof shall be effective unless made in writing and signed by a duly authorized officer of each party.

         14.4 NON-WAIVER. The failure of a party in any one or more instances to insist upon strict performance of any of the terms and conditions of this Agreement shall not constitute a waiver or relinquishment, to any extent, of the right to assert or rely upon any such terms or conditions on any future occasion.

         14.5 DISCLAIMER OF AGENCY. Neither party is, or will be deemed to be, the legal representative or agent of the other, nor shall either party have the right or authority to assume, create, or incur any third party liability or obligation of any kind, express or implied, against or in the name of or on behalf of another except as expressly set forth in this Agreement.

         14.6 SEVERABILITY. If a court of competent jurisdiction declares any provision of this Agreement invalid or unenforceable, or if any government or other agency having jurisdiction over either ACADIA or Allergan deems any provision to be contrary to any laws, then that provision shall be severed and the remainder of the Agreement shall continue in full force and effect. To the extent possible, the parties shall revise such invalidated provision in a manner that will render such provision valid without impairing the parties' original intent.

         14.7 AFFILIATES; ASSIGNMENT. Except as otherwise provided herein, neither party may assign its rights or delegate its duties under this Agreement without the prior written consent of the other party, not to be unreasonably withheld. Notwithstanding the foregoing, but subject to Sections
14.8 and 14.9, each party may assign this Agreement to any of its Affiliates, to a special purpose corporation or similar entity at least fifty percent (50%) of the outstanding shares of any class or series of stock of which is owned by such party or to any purchaser of all or substantially all of the assets or stock of its business unit to which this Agreement relates (by merger, consolidation or otherwise) in a manner such that the assignor will remain liable and responsible for the performance and

                                       38.

observance of all its duties and obligations hereunder without the consent of the other party; provided that, in the event of such transaction, intellectual property rights of the acquiring party (other than a party to this Agreement) shall not be included in the technology licensed hereunder. This Agreement shall be binding upon the successors and permitted assigns of the parties. Any attempted delegation or assignment not in accordance with this Section 14.7 shall be of no force or effect.

         14.8 ALLERGAN RIGHT OF NEGOTIATION. In the event that ACADIA becomes interested in accepting an offer to, is willing to consider offers to, or a Third Party makes an offer to, purchase or acquire [***], ACADIA shall provide Allergan with prompt written notice thereof, and Allergan shall thereupon have a right of negotiation to acquire ACADIA, and ACADIA and Allergan shall negotiate in good faith regarding the material terms of such a transaction. In any event, the parties shall have no further obligation to negotiate in good faith after [***] following Allergan's receipt of such notice. Nothing in this Section 14.8 shall limit the right of ACADIA to negotiate with Third Parties during [***] period.

         14.9 ALLERGAN'S RIGHTS UPON CHANGE IN CONTROL OF ACADIA. In the event of a change in control (as defined below) of ACADIA during the Research Term, ACADIA shall give prior notice to Allergan thereof, and Allergan shall have the right, exercisable for a period of [***] following written notice to Allergan of such change in control, to terminate this Agreement. Prior to the end of the [***] following a change in control of ACADIA, Allergan shall provide written notice of its election either to terminate or not to terminate this Agreement. In the event that Allergan elects to terminate this Agreement following such change in control, then notwithstanding any contrary provision of this Agreement, the licenses granted to Allergan pursuant to
Section 5.1 shall continue in full force and effect and shall be exclusive even as to ACADIA (or the surviving entity following such change in control), and ACADIA shall, promptly following such election by Allergan, transfer and disclose to Allergan all ACADIA Know-How as is reasonably necessary to enable Allergan to fully exercise its rights under this Section 14.9. In addition, effective upon termination by Allergan of this Agreement following a change in control, ACADIA hereby grants to Allergan, for a period ending on the later of (x) [***] or any extension or renewal agreed to by Allergan and ACADIA prior to termination by Allergan or (y) as long as [***], under the ACADIA Technology and ACADIA's interest in

                                       39.

                                              *CONFIDENTIAL TREATMENT REQUESTED
the Collaboration Technology to the fullest extent necessary to permit
Allergan [***] to conduct all activities of either party contemplated by Sections 3.3, 3.4 and 4.8, and (b) an [***], under the ACADIA Technology and ACADIA's interest in the Collaboration Technology to discover, develop, make, have made, use, sell, offer to sell, have sold and import pharmaceutical products in the ACADIA Field (subject to Allergan's obligations to pay ACADIA or the surviving entity the milestones and royalties set forth in Sections 6.3(b) and 6.4(a)(i), respectively). For purposes of this Section 14.9, "change in control" shall mean any transaction or series of related transactions in which a Third Party acquires or becomes the beneficial owner of (i) more than [***].

         14.10 HEADINGS. The headings contained in this Agreement are inserted for reference only and shall not be deemed a part of the text hereof.

         14.11 LIMITATION OF LIABILITY. NO PARTY SHALL BE LIABLE TO ANOTHER FOR INDIRECT, INCIDENTAL, CONSEQUENTIAL, SPECIAL OR EXEMPLARY DAMAGES, INCLUDING BUT NOT LIMITED TO LOST PROFITS, ARISING FROM OR RELATING TO ANY BREACH OF THIS AGREEMENT, REGARDLESS OF ANY NOTICE OF THE POSSIBILITY OF SUCH DAMAGES. Nothing in this Section is intended to limit or restrict the indemnification rights or obligations of any party.

         14.12 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be an original and all of which shall constitute together the same document.

         14.13 PUBLIC DISCLOSURE. Except for such disclosure as is deemed necessary, in the reasonable judgment of a party, to comply with applicable laws or regulations, no public announcement, news release, public statement or publication relating to the existence of this Agreement, or the terms hereof, will be made without the other party's prior written approval, which approval shall not be unreasonably withheld. The parties agree that they will use reasonable efforts to coordinate the initial announcement or press release relating to the existence of this Agreement in the form attached as Exhibit G, so that such initial announcement or press release by each is made contemporaneously.

         14.14 GUARANTEE. Allergan, Inc. guarantees the performance of each obligation of Vision Pharmaceuticals L.P. under this Agreement, whether or not Allergan, Inc. has received any notice which is to be provided to Vision Pharmaceuticals L.P. pursuant to this Agreement. Allergan, Inc. confirms the authority of Vision Pharmaceuticals L.P. to enter into and perform this Agreement.

                                       40.

                                              *CONFIDENTIAL TREATMENT REQUESTED

         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement.

ACADIA PHARMACEUTICALS INC.                     VISION PHARMACEUTICALS L.P.,
                                                A Texas limited partnership,
                                                dba Allergan, by Allergan
                                                General, Inc., its general
                                                partner


BY: /s/ Mark R. Brann                           BY:  /s/ Lester J. Kaplan
   ------------------------------------            -----------------------------

NAME:    Mark R. Brann                          NAME:    Lester J. Kaplan
    -----------------------------------              ---------------------------

TITLE:  President & Chief Scientific Officer    TITLE:   President
      ---------------------------------               --------------------------


GUARANTEE OF PERFORMANCE BY:

ALLERGAN, INC.


BY:  /s/ William C. Shepherd
   ------------------------------------

NAME:    William C. Shepherd
    -----------------------------------

TITLE: Chairman, President and Chief
       Executive Officer
     ----------------------------------

                                       41.

                                    EXHIBIT A

                               NOVO NORDISK RIGHTS

         "NOVO NORDISK RIGHTS" means for purposes of this Exhibit A a worldwide, non-transferable, non-assignable, non-exclusive license granted by ACADIA to Novo Nordisk A/S ("Novo Nordisk") (i) to use the Patents (defined below) and related technology in Novo Nordisk's identification of products with biological activity, excluding services and research reagents ("Licensee's Products") and (ii) to manufacture, sell or use Licensee's Products. The license described in clause (i) is sublicensable only to Affiliates of Novo Nordisk without any further right to sublicense, and the license described in (ii) is sublicensable to any person or entity without any further right to sublicense.

         "PATENTS" means for purposes of this Exhibit A the following U.S. patents and/or patent applications, patents to be issued pursuant thereto, all divisions, continuations, continuations-in-part, reissues, substitutes, extensions, re-examinations and all foreign (including international and national) counterparts thereof:

                  Applications:

[***]


                                              *CONFIDENTIAL TREATMENT REQUESTED

                                    EXHIBIT B

                                  RESEARCH PLAN


[***]












                                               *CONFIDENTIAL TREATMENT REQUESTED

                                    EXHIBIT C

                                 ACADIA PATENTS

[***]










                                               *CONFIDENTIAL TREATMENT REQUESTED

                                    EXHIBIT D

                                  TEST TARGETS

[***]










                                               *CONFIDENTIAL TREATMENT REQUESTED

                                    EXHIBIT E

                          PROJECTED COSTS PER ACTIVITY


[***]






                                               *CONFIDENTIAL TREATMENT REQUESTED

                                    EXHIBIT F

                                EXCLUDED TARGETS

[***]










                                               *CONFIDENTIAL TREATMENT REQUESTED

                                    EXHIBIT G

                              FORM OF PRESS RELEASE

NEWS RELEASE                                              [ALLERGAN LETTERHEAD]


FOR IMMEDIATE RELEASE                            Contacts: Allergan, Inc.
                                                           Jeff D'Eliseu
                                                           (714) 246-4636 (office)
                                                           (714) 675-9475 (home)

                                                           ACADIA Pharmaceuticals
                                                           Michael K. Dunn, Ph.D.
                                                           (619) 558-2871 (office)
                                                           (619) 558-2872 (fax)


    ALLERGAN AND ACADIA PHARMACEUTICALS ESTABLISH A RESEARCH COLLABORATION

         DRUG DISCOVERY EFFORTS TO FOCUS ON NOVEL RECEPTOR TARGETS

Irvine, California, and San Diego, California, September 24, 1997 - Allergan, Inc. (NYSE: AGN) and ACADIA Pharmaceuticals (formerly Receptor Technologies) announced today that they will work jointly and exclusively on discovery efforts on five potential drug targets, including the prostanoid and alpha adrenergic receptors.

Allergan will have exclusive development and commercialization rights to all therapeutic uses, with the exception that ACADIA will retain development rights to at least one therapeutic indication for each target. Additionally, the companies will identify novel receptors in tissues associated with areas of therapeutic interest to Allergan. Allergan will make a $6 million equity investment in ACADIA resulting in a 12.5 percent ownership position, on a fully diluted basis. ACADIA will receive research funding for three years, as well as milestone payments up to $12.5 million for the first product developed for each receptor target. Upon commercialization, Allergan will pay ACADIA royalties on product sales.


                                 more-more

2-2-2

"We are very pleased with the productive relationship we have developed with ACADIA and the significant progress we have made together," commented Lester
J. Kaplan, Ph.D., Allergan Corporate Vice President of Science and Technology. "Over the past three years, Allergan and ACADIA have worked together to develop and implement a functional high-throughput screening technology with six types of alpha adrenergic receptors and have also worked with ACADIA to develop and utilize their basic enabling technology for our prostaglandin assets. As a result, we have successfully identified and characterized potent receptor-selective compounds with reduced side effects that may be useful in therapeutic areas such as glaucoma, anesthesia, analgesia, muscle spasticity and neuroprotection. The expansion of our collaboration will allow us to continue to build upon the success we have enjoyed to date."

"For the past several years, ACADIA and Allergan have collaborated using ACADIA's proprietary Receptor Selection and Amplification Technology (R-SAT-TM-) for functional assay of recombinant targets. R-SAT-TM-enables the sensitive, quantitive, and rapid analysis of receptor activity, which makes the technology a powerful tool to measure the effects of potential drug candidates and other bioactive compounds," stated Mark R. Brann, Ph.D., founder, President, and Chief Scientific Officer of ACADIA. "This agreement validates our technology and highlights the spectacular success of our collaboration. R-SAT-TM- is now a proven drug discovery technology.
R-SAT-TM- gives us the tools for sorting through the massive numbers of genes and compounds that have been identified through genomics and combinatorial chemistry. With Allergan, we will now aggressively put these tools to practice in several drug discovery programs."


                                 more-more

3-3-3

Any of the above statements that refer to Allergan's estimated or anticipated future results are forward-looking and reflect Allergan's current analysis of existing trends and information. Actual results may differ from current expectations based on a number of factors affecting Allergan's businesses, including competitive conditions and certain market conditions; the timing and uncertainty of results of both research and regulatory processes; and performance. These forward-looking statements represent Allergan's judgment only as of the date of this press release, and actual results could differ materially. As a result, the reader is cautioned not to rely on these forward-looking statements. Allergan disclaims, however, any intent or obligation to update these forward-looking statements.

Additional information concerning these factors can be found in press releases as well as in Allergan's public periodic filings with the Securities and Exchange Commission, including the discussion under the heading "Certain Factors and Trends Affecting Business" in Allergan's 1996 Form 10-K. Copies of Allergan press releases and additional information about Allergan are available on the World Wide Web at www.allergan.com, or you can contact the Allergan Investor Relations Department by calling 714-246-4636. further information about ACADIA Pharmaceuticals can be found at www.acadia-pharm.com, or by calling Corporate Headquarters at 619-558-2871.

ACADIA Pharmaceuticals is a biotechnology company engaged in development and use of high-throughput solutions for drug discovery. Founded in 1993 by Dr. Brann, the company has developed a platform of proprietary breakthrough technologies for the functional characterization of genes encoding potential drug targets. The company is currently pursuing drug discovery alliances with other major pharmaceutical firms, as well as with biotechnology companies with expertise in genomics and combinatorial chemistry. ACADIA also continues to develop and expand its technology platform and is pursuing in-house discovery efforts on novel targets. Corporate headquarters are located in San Diego, California; research facilities are maintained in both San Diego and Copenhagen, Denmark.


                                 more-more

4-4-4

Allergan, Inc., headquartered in Irvine, California, is a technology-driven, global health care company focused on specialty pharmaceutical products for specific disease areas that deliver value to customers, satisfy unmet medical needs and improve patients' lives.


                                    ###